                                                        EXECUTION COPY








                       STOCK PURCHASE AGREEMENT



                             By and Among



                    MEDCROSS, INC., the Purchaser,



                        ILINK, Ltd., the Seller



                                  and



       GNet Enterprises, Inc., the General Partner of the Seller









                           February 13, 1996




                          TABLE OF CONTENTS
                                  TO
                       STOCK PURCHASE AGREEMENT

ARTICLE/SECTION/SUBJECT                                           PAGE

INTRODUCTION AND RECITALS. . . . . . . . . . . . . . . . . . . . . . 1


                ARTICLE I  PURCHASE OF WORLDWIDE STOCK

1.1   Purchase and Sale of Worldwide Stock . . . . . . . . . . . . . 2
1.2   Purchase Price.. . . . . . . . . . . . . . . . . . . . . . . . 2
      (a)  Consideration . . . . . . . . . . . . . . . . . . . . . . 2
      (b)  Conditions to Release of Escrowed Purchaser Stock . . . . 3

                           ARTICLE IICLOSING
2.1   Date and Time of Closing . . . . . . . . . . . . . . . . . . . 3

              ARTICLE III  REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Seller and GNet. . . . . 4
      (a)  Authorization . . . . . . . . . . . . . . . . . . . . . . 4
      (b)  Organization. . . . . . . . . . . . . . . . . . . . . . . 4
      (c)  General Partner . . . . . . . . . . . . . . . . . . . . . 4
      (d)  Partnership Agreement; Structure. . . . . . . . . . . . . 4
      (e)  Existence of and Actions Against Seller . . . . . . . . . 5
      (f)  Organization of Worldwide . . . . . . . . . . . . . . . . 5
      (g)  Capitalization of Worldwide . . . . . . . . . . . . . . . 5
      (h)  Financial Statements. . . . . . . . . . . . . . . . . . . 6
      (i)  Assets of Worldwide . . . . . . . . . . . . . . . . . . . 6
      (j)  Owned Real Property . . . . . . . . . . . . . . . . . . . 8
      (k)  Leased Real Property; Tenancies . . . . . . . . . . . . . 8
      (l)  Title . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      (m)  Condition of Assets . . . . . . . . . . . . . . . . . . . 9
      (n)  Intellectual Property . . . . . . . . . . . . . . . . . .10
      (o)  Inventory . . . . . . . . . . . . . . . . . . . . . . . .11

      (p)  Accounts Receivable . . . . . . . . . . . . . . . . . . .11
      (q)  Accounts Payable. . . . . . . . . . . . . . . . . . . . .12
      (r)  Absence of Undisclosed Liabilities. . . . . . . . . . . .12
      (s)  Absence of Certain Changes or Events. . . . . . . . . . .12
      (t)  Agreements. . . . . . . . . . . . . . . . . . . . . . . .14
      (u)  Non-Contravention; Consents . . . . . . . . . . . . . . .16
      (v)  Labor Relations . . . . . . . . . . . . . . . . . . . . .16
      (w)  Insurance . . . . . . . . . . . . . . . . . . . . . . . .16
      (x)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . .17
      (y)  Compliance with Applicable Law. . . . . . . . . . . . . .18
      (z)  Litigation. . . . . . . . . . . . . . . . . . . . . . . .18
      (aa) Permits . . . . . . . . . . . . . . . . . . . . . . . . .19
      (bb) Restrictive Covenants . . . . . . . . . . . . . . . . . .19
      (cc) Unlawful Payments . . . . . . . . . . . . . . . . . . . .19
      (dd) Warranties. . . . . . . . . . . . . . . . . . . . . . . .20
      (ee) Employees . . . . . . . . . . . . . . . . . . . . . . . .20
      (ff) Subscribers . . . . . . . . . . . . . . . . . . . . . . .20
      (gg) Loans to or from Affiliates . . . . . . . . . . . . . . .20
      (hh) Books and Records . . . . . . . . . . . . . . . . . . . .20
      (ii) Bank Accounts . . . . . . . . . . . . . . . . . . . . . .20
      (jj) Investment Purpose. . . . . . . . . . . . . . . . . . . .21
      (kk) Assets Necessary to the Business. . . . . . . . . . . . .21
      (ll) Agreements with Affiliates. . . . . . . . . . . . . . . .21
      (mm) Accuracy of Information Furnished . . . . . . . . . . . .21
      (nn) Assignment. . . . . . . . . . . . . . . . . . . . . . . .21
3.2   Representations and Warranties of Purchaser. . . . . . . . . .22
      (a)  Authorization . . . . . . . . . . . . . . . . . . . . . .22
      (b)  Organization. . . . . . . . . . . . . . . . . . . . . . .22
      (c)  Capitalization. . . . . . . . . . . . . . . . . . . . . .22
      (d)  Non-Contravention; Consents . . . . . . . . . . . . . . .23
      (e)  Litigation. . . . . . . . . . . . . . . . . . . . . . . .23
      (f)  Accuracy of Information Furnished; Subsequent Events. . .23
      (g)  Compliance with Applicable Law. . . . . . . . . . . . . .24
      (h)  Financial Statements. . . . . . . . . . . . . . . . . . .24
      (i)  Title . . . . . . . . . . . . . . . . . . . . . . . . . .25
      (j)  Condition of Purchaser Assets . . . . . . . . . . . . . .25
      (k)  Purchaser Inventory . . . . . . . . . . . . . . . . . . .26
      (l)  Purchaser Accounts Receivable . . . . . . . . . . . . . .26
      (m)  Purchaser Accounts Payable. . . . . . . . . . . . . . . .27
      (n)  Absence of Undisclosed Liabilities. . . . . . . . . . . .27
      (o)  Absence of Certain Changes or Events. . . . . . . . . . .27
      (p)  Agreements. . . . . . . . . . . . . . . . . . . . . . . .29

      (q)  Labor Relations . . . . . . . . . . . . . . . . . . . . .31
      (r)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . .31
      (s)  Permits . . . . . . . . . . . . . . . . . . . . . . . . .32
      (t)  Unlawful Payments . . . . . . . . . . . . . . . . . . . .32
      (u)  Warranties. . . . . . . . . . . . . . . . . . . . . . . .32
      (v)  Assets Necessary to Purchaser's Business. . . . . . . . .32
      (w)  Agreements with Affiliates. . . . . . . . . . . . . . . .33
      (x)  Restrictive Covenants . . . . . . . . . . . . . . . . . .33
      (y)  Books and Records . . . . . . . . . . . . . . . . . . . .33
3.3   Survival of Representations and Warranties . . . . . . . . . .33

                          ARTICLE IV COVENANTS

4.1   Covenants of the Seller. . . . . . . . . . . . . . . . . . . .33
      (a)  Notification. . . . . . . . . . . . . . . . . . . . . . .33
      (b)  Additional Financial Statements . . . . . . . . . . . . .34
      (c)  Additional Summaries of Accounts and Notes Receivable . .34
      (d)  Additional Summaries of Accounts Payable. . . . . . . . .34
      (e)  Additional Summaries of Inventory . . . . . . . . . . . .34
      (f)  Audit . . . . . . . . . . . . . . . . . . . . . . . . . .34
      (g)  Conduct of Business; Certain Covenants. . . . . . . . . .34
      (h)  Proposals; Other Offers . . . . . . . . . . . . . . . . .38
      (i)  Best Efforts and Cooperation; Further Assurances. . . . .38
      (j)  Access to Additional Agreements and Information . . . . .39
4.2   Covenants of Purchaser . . . . . . . . . . . . . . . . . . . .39
      (a)  Notice of Defaults. . . . . . . . . . . . . . . . . . . .39
      (b)  Third Party Consents. . . . . . . . . . . . . . . . . . .39
      (c)  Best Efforts and Cooperation; Further Assurances. . . . .39
      (d)  Preparation and Filing of Registration Statement. . . . .40
      (f)  Conduct of Business; Certain Covenants. . . . . . . . . .40
      (g)  Access to Additional Agreements and Information . . . . .42
      (h)  Use of Proceeds from Debt Offering. . . . . . . . . . . .43
4.4   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . .43
4.5   Purchaser's Right to Investigate . . . . . . . . . . . . . . .43
      (a)  Obligations of the Seller . . . . . . . . . . . . . . . .43
      (b)  Effectiveness of Representations Notwithstanding Investigation43

                          ARTICLE V CONDITIONS

5.1   Conditions to Obligations of Purchaser . . . . . . . . . . . .44
      (a)  No Material Adverse Change. . . . . . . . . . . . . . . .44
      (b)  Opinion of Seller's and Stockholders' Counsel . . . . . .44
      (c)  Accuracy of Representations and Warranties; Performance of Covenants44
      (d)  Delivery of Certificates. . . . . . . . . . . . . . . . .44
      (e)  Stock Certificates. . . . . . . . . . . . . . . . . . . .45
      (f)  Consents and Waivers. . . . . . . . . . . . . . . . . . .45
      (g)  Litigation. . . . . . . . . . . . . . . . . . . . . . . .45
      (h)  Delivery of Documents and Other Information . . . . . . .45
      (i)  Concurrent Transaction. . . . . . . . . . . . . . . . . .45
      (j)  Validity of Assignment. . . . . . . . . . . . . . . . . .45
      (k)  Grant of Option . . . . . . . . . . . . . . . . . . . . .46
      (l)  Assignment of Rights in and to Fax-Link . . . . . . . . .46
5.2   Conditions to Obligations of the Seller. . . . . . . . . . . .46
      (a)  Copies of Resolutions . . . . . . . . . . . . . . . . . .46
      (b)  Opinion of Purchasers' Counsel. . . . . . . . . . . . . .46
      (c)  Accuracy of Representations and Warranties; Performance of Covenants46
      (d)  Delivery of Officers' Certificates. . . . . . . . . . . .47
      (e)  Stock Certificates. . . . . . . . . . . . . . . . . . . .47
      (f)  Consents and Waivers. . . . . . . . . . . . . . . . . . .47
      (g)  Litigation. . . . . . . . . . . . . . . . . . . . . . . .47
      (h)  Delivery of Documents and Other Information . . . . . . .47
      (i)  Concurrent Transaction. . . . . . . . . . . . . . . . . .47
      (j)  Board Representation. . . . . . . . . . . . . . . . . . .47
      (k)  Employment Agreements . . . . . . . . . . . . . . . . . .48
      (l)  Grant of Option . . . . . . . . . . . . . . . . . . . . .48
      (m)  No Material Adverse Change. . . . . . . . . . . . . . . .48

                 ARTICLE VI INDEMNIFICATION AND CLAIMS

6.1   Indemnification by the Seller. . . . . . . . . . . . . . . . .48
6.2   Claims Against the Indemnified Party . . . . . . . . . . . . .49
6.3   Right of Offset. . . . . . . . . . . . . . . . . . . . . . . .49
6.4   Indemnification by Purchaser . . . . . . . . . . . . . . . . .49
6.5   Claims Against the Seller. . . . . . . . . . . . . . . . . . .50
6.6   Disclosure Generally . . . . . . . . . . . . . . . . . . . . .51

6.7   Acknowledgements . . . . . . . . . . . . . . . . . . . . . . .51

   ARTICLE VII TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

7.1   Termination by Mutual Agreement. . . . . . . . . . . . . . . .51
7.2   Termination for Failure to Close . . . . . . . . . . . . . . .51
7.3   Termination by Operation of Law. . . . . . . . . . . . . . . .51
7.4   Termination for Failure to Perform Covenants or Conditions . .51
7.5   Effect of Termination or Default; Remedies . . . . . . . . . .52
7.6   Remedies; Specific Performance . . . . . . . . . . . . . . . .52

                       ARTICLE VIII MISCELLANEOUS

8.1   Modification, Amendments and Waiver. . . . . . . . . . . . . .52
8.2   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .52
8.3   Burden and Benefit . . . . . . . . . . . . . . . . . . . . . .53
8.4   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
8.5   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .53
8.6   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .53
8.7   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
8.8   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .54
8.9   Rights Cumulative. . . . . . . . . . . . . . . . . . . . . . .54
8.10  Severability of Provisions . . . . . . . . . . . . . . . . . .54
8.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .55

                   LIST OF EXHIBITS AND SCHEDULES
                                  TO
                       STOCK PURCHASE AGREEMENT

EXHIBITS:

      Exhibit 1.2(b): Form of Escrow Agreement
      Exhibit 4.1(b): Additional Financial Statements (as required)
      Exhibit 4.1(c): Summary of Accounts Receivable (as required)
      Exhibit 4.1(d): Summary of Accounts Payable (as required)
      Exhibit 4.1(e): Summary of Inventory (as required)
      Exhibit 5.1(b): Form of Opinion of Counsel to Seller
      Exhibit 5.1(k): Form of Option Agreement
      Exhibit 5.2(b): Form of Opinion of Counsel to Purchaser
      Exhibit 5.2(k): Form of Employment Agreement

SCHEDULES:

      Schedule 1.2:        Partners of Seller
      Schedule 3.1(b):Jurisdictions in which Seller is Qualified to do Business
      Schedule 3.1(d):Partnership Interests
      Schedule 3.1(f):Jurisdictions in which Worldwide is not Qualified to do Business
      Schedule 3.1(i)(i):Real Property; Real Property Leases
      Schedule 3.1(i)(ii):Personal Property
      Schedule 3.1(i)(iii):Personal Property Leases
      Schedule 3.1(i)(iv):Inventory
      Schedule 3.1(i)(v):Agreements and Contracts
      Schedule 3.1(i)(viii):Intellectual Property
      Schedule 3.1(l):Inventory
      Schedule 3.1(p):Accounts Receivable
      Schedule 3.1(q):Accounts Payable
      Schedule 3.1(s):Certain Changes or Events
      Schedule 3.1(t):Agreements
      Schedule 3.1(u):Non-Contravention; Consents
      Schedule 3.1(w):Insurance
      Schedule 3.1(z):Litigation
      Schedule 3.1(dd):Warranties
      Schedule 3.1(ee):Employees
      Schedule 3.1(ff):Subscribers
      Schedule 3.1(gg):Loans to or from Affiliates
      Schedule 3.1(ii):Bank Accounts
      Schedule 3.1(kk):Assets Necessary to Business
      Schedule 3.2(f):Accuracy of Information; Subsequent Events
      Schedule 5.1(k):Optionholders; Options

                       STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into and effective as of this 13th day of February, 1996 by and among Medcross, Inc., a Florida corporation (the "Purchaser"), ILINK, Ltd., a Utah limited partnership (the "Seller") and
GNet Enterprises, Inc., a Utah corporation and the general partner of the Seller ("GNet").

                              WITNESSETH:

      WHEREAS, the Seller is a development stage Utah limited partnership which, through its ownership of all of the issued and outstanding shares of capital stock of I-Link
Worldwide Inc. ("Worldwide"), provides Internet access and other related services;

      WHEREAS, the Seller consists of 17 partners, 16 of which are limited partners and one of which, GNet is the general partner and is a party hereto;

      WHEREAS, Worldwide is a Utah corporation having authorized capital stock consisting of 100 shares of common stock, par value $.01 per share (the "Worldwide Stock")
and no shares of preferred stock;

      WHEREAS, the Seller owns 100 shares of Worldwide Stock, which shares represent all of the issued and outstanding shares of capital stock of Worldwide;

      WHEREAS, Worldwide owns all of the assets, properties and rights, including without limitation, any and all furniture, fixtures, equipment, telephonic and electronic devices, facsimile machines, computers, computer equipment, software programs, copyrights, network licenses, proprietary licenses, subscriber and customer lists, accounts receivable, leases, and all intellectual property necessary or appurtenant to the Internet access business conducted by the Seller and the Fax-Link business proposed to be conducted by the Seller
(the "Business") and the services and products related thereto which are offered by the
Seller (collectively, the "Assets");

      WHEREAS, the Seller desires to sell, assign, transfer and convey to the Purchaser, pursuant to the terms and subject to the conditions set forth in this Agreement, all of the
Seller's right, title and interest in and to all of the issued and outstanding shares of
Worldwide Stock, thereby conveying all of its right, title and interest in the Business and the
Assets;

      WHEREAS, the Purchaser is a Florida corporation having authorized capital stock consisting of 20,000,000 shares of common stock, par value $.007 per share (the "Purchaser
Stock") and 500,000 shares of preferred stock, par value $10.00 per share (the "Preferred
Stock"), of which 1,803,092 shares of common stock and 200,000 shares of Preferred Stock are issued and outstanding as of the date hereof;

      WHEREAS, it is the desire of the Purchaser to purchase, obtain and acquire from the Seller, pursuant to the terms and subject to the conditions set forth in this Agreement, all of the Seller's right, title and interest in and to all of the issued and outstanding shares of Worldwide Stock, thereby acquiring all of the Seller's right, title and interest in and to the Business and the Assets; and

      WHEREAS, the parties intend that the transactions described herein qualify as a reorganization under section 368(a)(1)(B) of the Internal Revenue Code of 1986, as
amended.  The transactions described herein are part of a plan of reorganization pursuant to which the Purchaser will acquire all of the Worldwide Stock from the Seller in exchange solely for shares of Purchaser Stock;

      NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                              ARTICLE I

                      PURCHASE OF WORLDWIDE STOCK

      1.1  Purchase and Sale of Worldwide Stock.  Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby agrees that on the Closing Date
(as hereinafter defined in Section 2.1), the Seller shall sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby agrees to purchase, obtain and acquire from the
Seller, all of the Seller's right, title and interest in and to all of the issued and outstanding shares of Worldwide Stock, thereby conveying all of its right, title and interest in the
Business and the Assets, free and clear of any and all claims, liens and/or encumbrances.
The Seller hereby further agrees, upon the terms and subject to the conditions set forth herein, to transfer and deliver to the Purchaser at the Closing (as hereinafter defined in
Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Worldwide Stock.

      1.2  Purchase Price.  In consideration of and in exchange for the Seller's sale, assignment, transfer and conveyance of all of the issued and outstanding shares of
Worldwide Stock to the Purchaser, the Purchaser hereby agrees to issue to the Seller or to the partners of the Seller listed on Schedule 1.2 hereto (as directed by the Seller) shares of
Purchaser Stock as follows:

           (a)  Consideration.  The Purchaser shall issue an aggregate of 4,000,000 shares of Purchaser Stock, of which 1,400,000 shares of Purchaser Stock shall be issued on the Closing Date and 2,600,000 shares of Purchaser Stock shall be issued on the Closing
Date and placed in escrow and released upon the fulfillment of the conditions set forth below.

           (b)  Conditions to Release of Escrowed Purchaser Stock.  The release of the 2,600,000 shares of Purchaser Stock subject to escrow as described herein shall be governed by an escrow agreement between the Seller and the Purchaser, the terms and conditions of which shall be set forth in a definitive escrow agreement substantially in the form attached hereto as Exhibit 1.2(b) (the "Escrow Agreement").  The Escrow Agreement
shall provide that the 2,600,000 shares of Purchaser Stock shall:  (i) be issued in the name of the Seller or the partners of the Seller listed on Schedule 1.2 hereto (as directed by the
Seller); (ii) bear a legend relating to the restrictions on transfer thereof imposed by the
Securities Act of 1933 (the "Securities Act"); and (iii) be placed into escrow with the law firm of De Martino Finkelstein Rosen & Virga, counsel to the Purchaser (the "Escrow
Agent").  The Escrow Agreement shall further provide that:  (x) 1,600,000 shares of the
Purchaser Stock subject thereto shall be released at such time as the Purchaser receives gross proceeds greater than or equal to $4,000,000 from the sale of its securities pursuant to the conduct of one or more private or public offerings prior to December 31, 1996; and
(y) the remaining 1,000,000 shares of the Purchaser Stock subject thereto shall be released in the event of and at such time as the monthly revenue derived from the subscribers serviced by the Business (the "Subscribers") and revenue from the sale of related products or services equals or exceeds $1,000,000 or the number of Subscribers serviced by the
Business exceeds 100,000 one year from the date of receipt by the Purchaser of gross proceeds greater than or equal to $4,000,000 from the sale of its securities pursuant to the conduct of one or more private or public offerings.  In addition to the foregoing, upon placement of the Purchaser Stock into escrow pursuant to the Escrow Agreement, the Seller
(or the partners thereof, as the case may be) shall deliver to the Escrow Agent an irrevocable proxy coupled with an interest which provides that the shares of Purchaser Stock held in escrow shall be voted on any matter submitted to a vote of stockholders in accordance with the ratio of all remaining votes cast on such matter.

                              ARTICLE II

                                CLOSING

      2.1  Date and Time of Closing.  Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on
February 15, 1996 at 10:00 a.m. (eastern time) at the law offices of De Martino Finkelstein
Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto, but in no event later than March 15, 1996, unless otherwise extended by mutual agreement of the parties hereto (the "Closing Date").




                             ARTICLE III

                    REPRESENTATIONS AND WARRANTIES

      3.1  Representations and Warranties of the Seller and GNet.  The Seller and GNet
represent and warrant to the Purchaser as follows:

           (a)  Authorization.  The execution, delivery and performance of this
Agreement and consummation of the transactions contemplated hereby have been duly authorized by the Seller.  The Seller has taken all necessary action and has all the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by GNet as the general partner of the Seller on its behalf, and assuming that this Agreement is the valid and binding obligation of the Purchaser, is the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (b)  Organization.  The Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Utah.  Other than as set forth on Schedule 3.1(b) hereto, the Seller has the requisite power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition
(financial or otherwise) of the Seller.  Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Seller is qualified to do business.  Other than the shares of Worldwide Stock, the Seller does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

           (c)  General Partner.  GNet is the sole general partner of the Seller pursuant to the terms of the Partnership Agreement.  GNet is a corporation duly formed, validly existing and in good standing under the laws of the State of Utah.  GNet has the requisite power and authority to enter into, execute and perform its obligations hereunder on behalf of the Seller.  GNet owns its interest in the Seller free and clear of any and all adverse claims, liens, mortgages, charges, security interests, pledges, encumbrances or other restrictions or limitations of any kind whatsoever.




           (d)  Partnership Agreement; Structure.  The Seller has heretofore delivered to the Purchaser a true and correct copy of the partnership agreement, as amended, among the partners (the "Partnership Agreement"), which agreement is in full force and effect as of the date hereof.  The number of partners of the Seller as of the date hereof is as set forth above in the recitals to this Agreement.  The name of each partner of the Seller and its percentage of interest in the Seller is as set forth on Schedule 3.1(d) hereto and is correct and accurate as of the date hereof.  The outstanding partnership interests in the Seller have been duly authorized, validly issued and are fully paid.  Such interests represent all of the outstanding ownership or other interests in the Seller.  The Seller has not sold or conveyed any interests in the partnership which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder).  As of the date hereof, there are no options or commitments of any kind whatsoever relating to the outstanding partnership interests in the Seller.

           (e)  Existence of and Actions Against Seller.  Nothing has come to the attention of the Seller that would lead the Seller to believe that any party presently intends to or has taken any action intended to cause the termination of the Seller as a partnership prior to the termination date set forth in the Partnership Agreement, other than as contemplated hereby or necessary to consummation of the transactions described herein.

           (f)  Organization of Worldwide.  Worldwide is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.
Worldwide has the corporate power and authority to own and/or lease the Assets and to carry on the Business as it is now being conducted and, except as set forth on Schedule
3.1(f) hereto, is duly qualified to do business as a foreign corporation in each jurisdiction where it owns and/or leases any of the Assets or conducts the Business, except where the failure to be so qualified would not have a material adverse effect on the Assets or the
Business, or the operations, earnings, prospects, or condition (financial or otherwise) of
Worldwide.

           (g)  Capitalization of Worldwide.  The number of authorized, issued and outstanding shares of capital stock of Worldwide as of the date hereof is as set forth above in the recitals to this Agreement.  The outstanding shares of Worldwide Stock have been duly authorized, validly issued and are fully paid and non-assessable.  The Seller hereby represents and warrants that it is the sole legal and beneficial owner of the number of shares of Worldwide Stock as set forth in the recitals to this Agreement, which shares, in the aggregate, represent all of the issued and outstanding shares of capital stock of
Worldwide.  The Seller hereby represents and warrants that the issued and outstanding shares of Worldwide Stock owned by the Seller are owned, in each case, free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever.  Worldwide has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder)
or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder).  As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of
Worldwide Stock to be acquired by the Purchaser pursuant hereto or any of the unissued shares of capital stock of Worldwide, and there are no voting trusts, voting agreements,

stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of Worldwide.

           (h)  Financial Statements.  The Seller has heretofore delivered to the
Purchaser an unaudited interim balance sheet as at September 30, 1995 and an audited balance sheet as at December 31, 1994 (the "Balance Sheets") and the related audited statements of revenues and expenses for the period from inception (August 1, 1994) through
December 31, 1994 and unaudited statements of revenues and expenses for the interim period ended September 30, 1995 (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements") accompanied by the corresponding relevant opinions and reports of the Seller's independent auditors as of the same dates and for the same periods.  The Financial Statements present fairly, in all material respects, the financial position of the Seller as of the respective dates indicated and the revenues and expenses of the Seller for the respective periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

           (i)  Assets of Worldwide.  The following Assets (which constitute all of the
Assets previously owned and/or held by the Seller) are owned, as of the date hereof, and will be owned, on the Closing Date, by Worldwide as follows:

                (i)   Worldwide owns and holds all right, title and interest in:  (i) fee ownership of any real property listed on Schedule 3.1(i)(i) hereto (the "Owned Real
Property"); (ii) leases of real property listed on Schedule 3.1(i)(i) hereto (such leases shall be referred to hereinafter as the "Real Property Leases" and the properties subject thereto shall be referred to hereinafter as the "Leased Real Property"); (iii) the improvements and fixtures located on the Leased Real Property (the "Improvements"); (iv) the personal property associated with operation of the Owned Real Property and the Leased Real
Property (the "Related Property"); and (v) all appurtenances, rights, easements, rights-of-way, tenements and hereditament incident to the Owned Real Property and the
Leased Real Property (the "Appurtenances"), except for the interest of the lessor therein.
The Owned Real Property, the Leased Real Property, the Improvements, the Related
Property and the Appurtenances may be collectively referred to hereinafter as the context may require as the "Real Property");

                (ii)  Worldwide owns all machinery, equipment, vehicles, furniture, tools, spare parts, supplies, materials, and other similar personal property used in the
Business and located at any of the locations listed in Schedule 3.1(i)(i) (the "Business
Locations"), including without limitation, the items described in Schedule 3.1(i)(ii) hereto, with such additions thereto and deletions therefrom as may have arisen since the date of such Schedule 3.1(i)(ii), or may hereafter arise in the ordinary course of business and consistent with prior practice before the Closing Date (the "Owned Personal Property");

                (iii) Worldwide owns and holds all right, title and interest under leases of machinery, equipment, vehicles, furniture, tools, spare parts, supplies, materials and other personal property used in the Business and located at any of the Business Locations,

including without limitation, those which are listed and described in Schedule 3.1(i)(iii)
hereto, with such additions thereto and deletions therefrom as may hereafter arise in the ordinary course of business and consistent with prior practice before the Closing Date (the
"Personal Property Leases");

                (iv)  Worldwide owns and holds all right, title and interest of the
Seller in the inventory items (including, without limitation, raw materials, work in process, samples, finished goods and products) of the Seller used in the Business and located at any of the Business Locations, including without limitation, the items listed on Schedule
3.1(i)(iv) hereto (the "Inventory");

                (v)   Worldwide owns and holds all right, title and interest under any agreements related to the Business, including without limitation:  (i) agreements for the purchase or sale of goods, materials, supplies, customer lists, vendor lists, subscriber lists, machinery, capital assets or services; (ii) agreements with any subscriber, vendor, supplier, distributor, dealer, sales agent or representative; (iii) joint venture or partnership agreements with any other person or entity; and (iv) any other agreements in any way related to the Business, each of which agreements is listed in Schedule 3.1(i)(v) hereto, with such additions thereto and deletions therefrom as may hereafter arise in the ordinary course of business and consistent with prior practice before the Closing Date (collectively, the
"Assigned Contracts");

                (vi)  Worldwide owns and holds originals (or, where appropriate, copies) of all operating data and records in any way related to the Business, including books, records, blueprints, specifications, customer lists, supplier lists, vendor lists, subscriber lists, credit information and correspondence;

                (vii) Worldwide owns or has a valid license for and holds all computer software, computer software programs and any and all related documentation in any way relevant to the foregoing or to the Business;

                (viii)Worldwide owns and holds all right, title and interest in and to any and all intellectual property in which the Seller had a right or to which the Seller had a claim, including without limitation, any and all domestic and foreign patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, trade rights, whether or not registered, inventions, discoveries, improvements, designs, patterns, processes, formulae, trade secrets, proprietary rights and data, ideas and know-how, whether patentable or not (including specifically all of the foregoing as the same relate to Fax-Link, which, as of the date hereof, is not owned by Worldwide, but which will be owned by Worldwide upon the Closing Date) and the assignable licenses and permits listed in Schedule 3.1(i)(viii) hereto (the "Intellectual Property");

                (ix)  Worldwide owns and holds all cash, accounts and notes receivable, prepaid items and all rights to cash deposits related to the Business; and

                (x)   Worldwide owns and holds all permits, licenses, approvals and authorizations issued by federal, state or local governments or governmental authorities related to compliance by the Business with applicable laws, rules and regulations.

           (j)  Owned Real Property.  Neither the Seller nor Worldwide owns (of record or beneficially), nor does either of the Seller or Worldwide have any interest in, any real property, other that the Leased Real Property.  Except for its prior interest in the
Leased Real Property and in any easements or rights-of-way previously established for the benefit of the Seller which are appurtenant thereto, the Seller did not previously own any real property.

           (k)  Leased Real Property; Tenancies.  Set forth on Schedule 3.1(i)(i)
hereto is a true, correct and complete list of all of the Real Property Leases.  Also set forth on Schedule 3.1(i)(i) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof.  The Seller and/or Worldwide has delivered to the Purchaser true, correct and complete copies of each of the Real Property Leases.  Schedule 3.1(i)(i) also sets forth: (1) a list of those Real
Property Leases for which the landlord/lessor consent was required to effectuate the transactions contemplated hereby; (2) an indication of whether or not, if required, the requisite prior consent of the landlord/lessor has been obtained as of the date hereof; and
(3) whether, to what extent and the nature of any defaults that exist under such Real
Property Leases.  Except as set forth on Schedule 3.1(i)(i), the Seller was not and
Worldwide is not required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby.  The
Seller and/or Worldwide are currently in default under certain of the Real Property Leases;
however, the aggregate amount of liability on such leases does not exceed $18,000.  To the extent and in the event that such liability exceeds $18,000, the Seller hereby agrees to hold harmless and indemnify the Seller against any liability resulting from such defaults in an amount in excess of $18,000.  There were no and, as of the date hereof, there are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and, to the best knowledge of the Seller, there was no and, as of the date hereof, there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.



           (l)  Title.  The Seller previously owned and, as of the date hereof,
Worldwide owns good and marketable title to all of the Assets, including without limitation the assets and properties reflected on the Balance Sheets or purchased by the Seller or
Worldwide after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof.  To the best knowledge of the Seller, the Leased Real Property is leased free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except:  (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Seller or Worldwide in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Seller or Worldwide in good faith; and

(D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Business or affect the present use of the Leased Real Property.  To the best knowledge of the Seller, there was not nor is there, as of the date hereof, any condemnation or eminent domain proceeding pending or threatened against the Leased Real Property (or any part thereof).  Neither the Seller nor Worldwide has made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor, to the best knowledge of the Seller, was there or, as of the date hereof, is there any proceeding pending or threatened which could adversely affect the zoning classification relating to such property or its use.  The Assets, including without limitation the assets reflected on the Balance Sheets or purchased by the Seller or
Worldwide after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except:  (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Seller or Worldwide in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Seller in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the Assets or which do not impair the Business or operations of the
Business in any material respect or affect the present use of the Assets in any material respect.  Neither the Seller nor Worldwide has made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or threatened which could adversely affect the Assets.

           (m)  Condition of Assets.  The Real Property Leases and all other documents and agreements pursuant to which the Seller had obtained or Worldwide has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as otherwise disclosed in the schedules hereto, all rights-of-way, easements, licenses, permits and authorizations related to the location or operation of the
Business are in good standing and are valid and enforceable in all respects in accordance with their respective terms; and, except as otherwise disclosed in the schedules hereto, there is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default, which could:  (i) have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide; or
(ii) materially adversely affect its use of the Leased Real Property or the title to the Assets.

The Seller was not and, as of the date hereof, Worldwide is not in violation of and each has complied and is in compliance with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real
Property and the Assets, except where the failure to comply would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide.  The Seller's prior use and Worldwide's current use of any improvements for the purposes for which any of the Leased Real
Property and the Assets have been or are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order.  The Seller previously possessed and Worldwide currently possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained with respect to operation and maintenance of the Leased Real Property and the Assets for all uses for which such property is and the
Assets are operated or used as of the date hereof, except where the failure to do so would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide and except as otherwise disclosed in the schedules hereto.  All of the Leased Real Property and all other Assets
(whether owned or leased) are in good operating condition and repair, subject to normal wear and use, and each such item is usable in a manner consistent with prior use by the
Seller and current use by Worldwide.

           (n)  Intellectual Property.

                (i)   Schedule 3.1(i)(viii) hereto sets forth a true, correct and complete list (including where applicable, the date of registration and the serial or registration number) of the Intellectual Property, including all registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software
(whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the Business.  With respect to each of the foregoing items, there is listed on Schedule 3.1(i)(viii) hereto the following:  (A) the extent of the Seller's prior and Worldwide's current interest therein; (B) each agreement and all other documents evidencing the Seller's prior and Worldwide's current interest therein; (C) the extent of the interest of any third party therein; and (D) each agreement and all other documents evidencing the interest of any third party therein.

                (ii)  The Seller's prior and Worldwide's current interest in each such registered and unregistered trademark, service mark, or trade name (including any applications for the same), patent, patent applications, trade secrets, registered and unregistered copyrights and computer programs and software listed on Schedule 3.1(i)(viii)
are free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever.

                (iii) The Seller had and Worldwide has all right, title and interest in and to the Intellectual Property which is necessary for the non-infringing production, distribution, use or sale of all of the goods and services which the Seller previously and
Worldwide currently produces, uses, distributes, sells or provides in connection with or in any way related to the Business as currently conducted.

                (iv)  Neither the Seller nor Worldwide has committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Seller or Worldwide misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                (v)   Neither the Seller nor Worldwide has sent or otherwise
communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Seller or Worldwide any knowledge of any present, impending or threatened infringement upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

           (o)  Inventory.  Schedule 3.1(i)(iv) hereto sets forth a true, correct and complete list of the Inventory as of January 31, 1996.  There have been no changes in the
Inventory since such date other than ordinary business reductions due to sales and increases due to receipt of items of Inventory received in the ordinary course of the conduct of the
Business consistent with its past practices.  The Seller has delivered the Balance Sheets which accurately, correctly and completely set forth the value of the Inventory at the respective dates thereof.  The Inventory consists only of items in current product lines or items which are used in the production or distribution thereof.  All items in the Inventory are of a quality and quantity usable or saleable in the ordinary course of business and are not obsolete, defective or damaged in any way.  The Inventory is valued on the books of the
Seller and is reflected on such Balance Sheets in accordance with generally accepted accounting principles consistently applied.

           (p)  Accounts Receivable.  Schedule 3.1(p) hereto sets forth a true, correct and complete list of the accounts receivable (the "Accounts Receivable") as of January 31,
1996.  The Seller has delivered the Balance Sheets which accurately, correctly and completely reflect the aggregate amount of Accounts Receivable at the respective dates thereof.  There have been no material changes in the Accounts Receivable since such date other than those incurred in the ordinary course of the conduct of the Business consistent with past practices.  All of the Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.  The Accounts Receivable have:  (i) been collected; (ii) are collectible in the ordinary course of business; or (ii) have been adequately reserved for in accordance with generally accepted accounting principles consistently applied.  Except as disclosed on Schedule 3.1(p), there is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable.

           (q)  Accounts Payable.  Schedule 3.1(q) hereto sets forth a true, correct and complete list of the accounts payable (the "Accounts Payable") as of January 31, 1996.  The
Seller has delivered the Balance Sheets which accurately, correctly and completely reflect the aggregate amount of Accounts Payable at the respective dates thereof.  There have been no material changes in the Accounts Payable since such date other than those incurred in the ordinary course of the conduct of the Business consistent with past practices.  Except as set forth on Schedule 3.1(q), all of the Accounts Payable are current (within 30 days), arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the Seller, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.

           (r)  Absence of Undisclosed Liabilities.  Other than as set forth on the
Balance Sheets, none of the Seller, GNet or Worldwide had or has any indebtedness, loss or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Assets or the Business, or the operations, prospects, earnings or condition (financial or otherwise) of Worldwide.

           (s)  Absence of Certain Changes or Events.  Except as set forth on
Schedule 3.1(s) and except as expressly set forth in this Agreement, since September 30,
1995:

                (i)   the Seller has not amended its certificate of formation (the
"Certificate of Formation') or the Partnership Agreement;

                (ii)  Worldwide has not, since its organization, amended its certificate of incorporation (the "Worldwide Certificate of Incorporation") or its bylaws (the
"Worldwide Bylaws");

                (iii) Worldwide has not issued, sold, granted or contracted to issue, sell or grant any of its shares of capital stock, notes, bonds, other securities or any option to purchase any of the foregoing;

                (iv)  neither the Seller nor Worldwide has made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business;

                (v)   neither the Seller nor Worldwide has entered into any material transaction in any way inconsistent with the past practices of the Business or conducted the
Business in any manner inconsistent with past practices;

                (vi)  neither the Seller nor Worldwide has incurred any damage, destruction or any other loss to any of the Assets or Leased Real Property in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) whether or not covered by insurance;

                (vii) neither the Seller nor Worldwide has suffered any loss and, neither Seller nor Worldwide has become aware of any intention on the part of any subscriber, customer, dealer, vendor or supplier to discontinue its relationship as established with the Seller or its current relationship with Worldwide, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of
Worldwide;

                (viii)neither the Seller nor Worldwide has modified, amended or altered any contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition
(financial or otherwise) of Worldwide;

                (ix)  neither the Seller nor Worldwide has incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business;

                (x)   neither the Seller nor Worldwide has experienced any material adverse change in the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide or experienced or have knowledge of any event which could have a material adverse effect on the Business or the Assets, or the operations, earnings, or condition (financial or otherwise) of Worldwide;

                (xi)  neither the Seller nor Worldwide has granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of business;

                (xii) neither the Seller nor Worldwide has granted, conveyed, transferred, assigned or made any sale of any interest in the Intellectual Property;

                (xiii)neither the Seller nor Worldwide has purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of the Assets, except in the ordinary course of business;

                (xiv) neither the Seller nor Worldwide has increased the rate of compensation payable or to become payable to employees, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation;

                (xv)  neither the Seller nor Worldwide has changed any accounting principle, procedure or practice previously followed by the Seller or changed the method of applying such principle, procedure or practice.

           (t)  Agreements.  Set forth on Schedule 3.1(t) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the Business, including without limitation, those to which the Seller was or Worldwide is a party and those by which any of the Assets are bound.  Copies of all such agreements have heretofore been delivered or made available to the Purchaser.  Other than as set forth on Schedule 3.1(t), there is no contract or agreement to which the Seller was or Worldwide is a party or which affects the Assets or which is material to the Business.  Except as otherwise previously disclosed to the Purchaser in writing or set forth on the schedules hereto, neither the Seller nor Worldwide is a party to or bound by, nor are any of the Assets subject to, any material written or oral agreement, including without limitation, the following:

                (i)   any agreement which has not been entered into or received in the ordinary course of business or which is not consistent with the prior practice of the
Seller or current practice of Worldwide;



                (ii)  any agreement which involves the purchase or sale of goods or payment by or to the Seller or Worldwide for services rendered with a value in excess of
Fifty Thousand Dollars ($50,000) which is not cancelable within thirty (30) days of the
Closing Date by the Seller upon notice given on or prior to the Closing Date;

                (iii) any agreement for the employment of any partner or employee or former partner or employee of the Seller or any officer, director or stockholder of
Worldwide (other than, with respect to any employee, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date in an aggregate amount exceeding Fifty
Thousand Dollars ($50,000).

                (iv) any mortgage, deed of trust or other form of secured indebtedness for borrowed money;

                (v)   any debentures, indentures, notes or installment obligations, the unpaid balance of which exceeds Fifty Thousand Dollars ($50,000) in the aggregate, or other instruments for or relating to any unsecured borrowing of money by the Seller or
Worldwide, the unpaid balance of which exceeds Fifty Thousand Dollars ($50,000) in the aggregate;

                (vi)  any guaranty of any obligation of any person or party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                (vii) any agreement or arrangement for the sale or lease of any of the
Assets (other than that which is included in the Inventory) having a book value in excess of
Fifty Thousand Dollars ($50,000) in the aggregate;

                (viii)any agreement or agreements pursuant to which the Seller was or Worldwide is or may be obligated to make any payments, contingent or otherwise, in excess of Fifty Thousand Dollars ($50,000) in the aggregate, resulting from or arising out of the prior acquisition of any business, or of all or substantially all of the assets of any company or any division thereof;

                (ix)  any agreement, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment agreements, purchase orders, sales orders, mortgages and security agreements, to which the
Seller is a party and which:  (A) contains a grant or other transfer by the Seller or
Worldwide, whether present, retroactive, prospective, or contingent, of any rights in any
Intellectual Property, whether or not such Intellectual Property was in existence at the time such agreement was made; or (B) contains a promise made by the Seller or Worldwide to pay any consideration, lump sum, royalty or other payment with respect to the acquisition, license or use of any rights in any Intellectual Property without regard to whether such consideration, lump sum, royalty or other payment was ever made or received;

                (x)   any dealership, franchise or distribution agreement, territory or license agreement or other similar agreement;

                (xi)  any agreement with any partner or employee of the Seller (or the immediate family of any of the foregoing), or any officer, director, stockholder or employee of Worldwide (or the immediate family of any of the foregoing) or any affiliate thereof;

                (xii) any unexpired and enforceable agreements for the disposition of the Assets; or

                (xiii)any other agreement, contract, document or instrument not entered into in the ordinary course of business which is material to the Business and not excluded by reason of operation of this or any other provision of this Agreement.

      Except as set forth in the schedules hereto, neither the Seller nor Worldwide is, nor to the best knowledge of the Seller, is any third party, in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Seller or Worldwide or, to the best knowledge of the Seller, by any third party, under any contract, agreement, document or instrument to which the Seller or Worldwide is a party which is material to the Business.  Each contract, agreement, document or instrument which is material to the Business is enforceable by Worldwide, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (u)  Non-Contravention; Consents.  Neither the execution and delivery of this Agreement by the Seller, nor consummation of the transactions contemplated hereby, does or will:  (i) violate or conflict with any provision of the Certificate of Formation of the
Seller or the Partnership Agreement; (ii) violate or conflict with any provision of the
Worldwide Certificate of Incorporation or the Worldwide Bylaws; (iii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the Assets, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Seller or Worldwide is a party or by which either of them or any of the Assets are bound, the effect of which violation, acceleration, creation or imposition could result, in the aggregate, in liability of the Seller or Worldwide in excess of Fifty Thousand Dollars
($50,000); (iv) violate or conflict with any other restriction of any kind whatsoever to which the Seller or Worldwide is subject, or by which any of the Assets may be bound, the effect of any of which violations or conflicts would result, in the aggregate, in liability of the Seller or Worldwide in excess of Fifty Thousand Dollars ($50,000); or (v) constitute an event permitting termination by a third party of any agreement to which the Seller or Worldwide is a party or is subject, which termination could have a materially adverse effect on the
Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide.  Except as set forth on Schedule 3.1(u) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Seller.

           (v)  Labor Relations.  There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Seller or Worldwide and no such petition has been pending at any time during the two years prior to the date hereof.  There has not been any organizing effort by any union or other group seeking to represent any employees of the
Seller or Worldwide as its exclusive bargaining agent at any time since inception of the
Seller or organization of Worldwide.  There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Seller or Worldwide, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since inception of the Seller or organization of Worldwide.  The Seller has no knowledge that any executive, key employee or any group of employees of the Seller or Worldwide has any plans to terminate his or her employment with the Seller or Worldwide.

           (w)  Insurance.  Set forth on Schedule 3.1(w) hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the Business, copies of which have been previously provided or made available to the Purchaser.  The coverage under each such policy and binder is in full force and effect.  Neither the Seller nor GNet has any knowledge of nor have they or Worldwide received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto.  Neither the Seller nor GNet has any knowledge of any facts or the occurrence of any events which could form the basis of any claim against the
Seller or Worldwide relating to the Business or the Assets which could increase the insurance premiums previously payable by the Seller or currently payable by Worldwide under such policy or binder in excess of normal increases consistent with industry practices.

           (x)  Tax Matters.  Neither the Seller nor Worldwide is a member of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986
(an "Affiliated Group").  The Seller has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Internal
Revenue Code of 1986 or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period").
The taxable year of the Seller for federal and state income and business tax purposes ends on December 31 of each year.  All taxes shown on any Tax Return required to be filed with respect to the Seller for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing.  The Seller has heretofore delivered to the Purchaser all Tax
Returns filed on its behalf for the fiscal year ended December 31, 1994 (those for the fiscal year ended December 31, 1995 having not yet become due).  The Seller has fully accrued on its books all taxes for any periods which are not yet due.  No tax liens have been filed, and no material claims have been or are being asserted or proposed, against the Seller with respect to any taxes.  No Tax Returns have been audited since inception of the Seller by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed
(including interest and penalties) against the Seller which have not been paid or accrued, and the Seller has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms.  There are no suits, actions, proceedings, claims or investigations now pending against the Seller with respect to any taxes.  The Seller has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes
(including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Seller has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices.  Neither the Seller nor Worldwide has any liability for any taxes of any nature whatsoever other than as shown on the Balance Sheets
(except for liabilities for taxes accruing after the date of the Balance Sheets in the ordinary course of business) and there is no basis for any additional liabilities for taxes for any
Pre-Closing Tax Period.  The reserve for accrued but unpaid taxes for the period ending
December 31, 1995 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Seller for all Pre-Closing Tax Periods.  The Seller has
not been, and Worldwide will not on the Closing Date be, liable for any taxes for which adequate provision has not been made.  Prior to the date hereof, Worldwide has not been required to file any Tax Returns.  Neither the Seller nor Worldwide files any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group.
To the extent that the partners of the Seller may incur tax liability in connection with the payment of the Purchase Price, each partner and not the Seller, will be responsible for fulfilling any obligations or liabilities with respect thereto.

      The term "taxes" or "tax" as used in this section or referred to elsewhere in this
Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers'
compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto.

           (y)  Compliance with Applicable Law.  The Seller and Worldwide have been and each of the Seller and Worldwide currently is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations, except where the failure to comply with which would not materially adversely affect the Business or the
Assets, or the operations, earnings, prospects or condition (financial or otherwise) of
Worldwide or which would subject any partner of the Seller to civil or criminal penalties or imprisonment.  The Seller and Worldwide have complied and each are in compliance with the rules and regulations of all governmental agencies having authority over the Business, except where the failure to comply would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of Worldwide.  Neither the Seller nor GNet has any knowledge of or received any notice of violation of any such rule or regulation which could result in any liability of the Seller or Worldwide for penalties or damages or which could subject the Seller to any injunction or government writ, order or decree.  There are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the Business or the Assets, or the operations, earnings, prospects or condition
(financial or otherwise) of Worldwide, except where the failure to do so would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of Worldwide

           (z)  Litigation.  Except as set forth in Schedule 3.1(z), there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller and GNet, threatened against the Seller or Worldwide, which could restrict the Seller's ability to perform its obligations hereunder or could have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of
Worldwide.  To the best knowledge of the Seller and GNet, there are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion.  Neither the Seller nor Worldwide is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide.

           (aa) Permits.  The Seller held and Worldwide currently holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Business as currently conducted, except where the failure to do so would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of Worldwide.  All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is, to the best knowledge of the Seller and GNet, threatened.  None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement.  The Seller and Worldwide have complied and each are in compliance with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to the Business, except where the failure to do so would not have a material adverse effect on the Business or the Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of Worldwide.  Neither the Seller nor GNet has any
knowledge of nor has it received any notice of violation of any of such rules or regulations which would result in any liability of the Seller or Worldwide for penalties or damages or which would subject the Seller or Worldwide to any injunction or governmental writ, order or decree.

           (ab) Restrictive Covenants.  Neither the Seller nor Worldwide is a party to any agreement, contract or covenant limiting the freedom of Worldwide to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

           (ac) Unlawful Payments.  Neither:  (i) the Seller nor any partner, employee, agent or representative of the Seller, nor (ii) Worldwide nor any officer, director, employee, agent or representative of Worldwide, has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Seller or Worldwide, respectively.  None of the foregoing individuals or entities has made unlawful payment from business, partnership or corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

           (ad) Warranties.   Except as required or implied by federal or state law or
as otherwise disclosed on Schedule 3.1(dd) hereto, neither the Seller nor Worldwide has made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

           (ae) Employees.  Set forth on Schedule 3.1(ee) hereto is a true, correct and complete list of all of the employees of the Seller and/or Worldwide as of the date hereof, including their respective names, titles and salaries.  Also set forth on Schedule 3.1(ee) is a true, correct and complete list of any employment agreements between the Seller and/or
Worldwide and any of the foregoing employees in effect as of the date hereof, including summaries of the material terms of each such agreement.

           (af) Subscribers.  Set forth on Schedule 3.1(ff) hereto is a true, correct and complete list of all Subscribers as of the date hereof, including their respective addresses and the amounts previously owed to the Seller and/or currently owed to Worldwide by each such subscriber.

           (ag) Loans to or from Affiliates.  Set forth on Schedule 3.1(gg) hereto is a true, correct and complete list of all of the outstanding loans extended by the Seller to any current or former partner, employee  or consultant of the Seller or any affiliate of any of the foregoing.  Also set forth on Schedule 3.1(gg) is a true, correct and complete list of all of the outstanding loans extended to the Seller by any current or former employee or consultant of the Seller.  Such schedule reflects the original principal amount of each loan, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.  Except as set forth on Schedule 3.1(gg), there are no other loans pursuant to which the Seller is owed or owes money which involve any partner, employee or consultant of the Seller.

           (ah) Books and Records.

                (i)   The books of account and other financial records of each of the
Seller and Worldwide are complete and correct and have been maintained in accordance with good business practices.

                (ii)  The Seller and Worldwide will provide the Purchaser prior to the Closing Date access to all books and records referred to above and all such books and records shall be delivered to the Purchaser at the Closing.

           (ai) Bank Accounts.  Set forth on Schedule 3.1(ii) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Seller and/or Worldwide has maintained or maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto.  Schedule 3.1(ii) includes a true, correct and complete list of each credit or loan facility established and/or maintained by or on behalf of the Seller and Worldwide and includes the amounts available to the Seller and/or Worldwide under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

           (aj) Investment Purpose.  Each of the Seller and GNet represents that it is acquiring and will acquire, as the case may be, the shares of Purchaser Stock issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement as contemplated pursuant to this Agreement.  Each of the Seller and GNet understands that such shares of Purchaser Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act.  Each of the Seller and GNet hereby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the shares of the Purchaser Stock issuable to it pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

           (ak) Assets Necessary to the Business.  Except as set forth on Schedule
3.1(kk) hereto, the Seller previously (directly or indirectly) owned or leased all of the Assets;
and the Seller was a party to all license and other agreements necessary to the conduct and operation of the Business.  As of the date hereof and on the Closing Date, Worldwide owns or leases, and will own or lease all of the Assets; and Worldwide is and will be a party (via assignment or otherwise) to all license and other agreements necessary to the conduct and operation of the Business.

           (al) Agreements with Affiliates.  Except as previously disclosed to the
Purchaser in writing or as otherwise set forth herein or in the schedules hereto, the Seller is not a party to any instrument, license, lease or other agreement, written or oral, with any partner of the Seller; and Worldwide is not a party to any instrument, license, lease or other agreement, written or oral, with any of the foregoing or any officer or director of
Worldwide.

           (am) Accuracy of Information Furnished.  The Seller and GNet represent that no statement by the Seller or GNet set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Seller or GNet pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

           (an) Assignment.  The Seller and GNet acknowledge that consummation of the transactions contemplated hereby is dependent upon the Seller's having previously assigned,  transferred and conveyed to Worldwide all of the Seller's right, title and interest in and to all of its assets, which assets constitute all of the Assets (the "Assignment").  The

Seller and GNet hereby represent and warrant to the Purchaser that the Assignment: (i) was duly and validly executed; (ii) is legal and binding upon and enforceable against each of the
Seller and Worldwide; (iii) conforms with the other statements, representations and warrants set forth herein relating to the Seller, Worldwide, the Business and the Assets; and (iv) has
no terms or conditions which would prohibit consummation of any of the transactions contemplated hereby.

      3.2  Representations and Warranties of Purchaser.  The Purchaser represents and warrants to the Seller as follows:

           (a)  Authorization.  The execution, delivery and performance of this
Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Purchaser.  The
Purchaser has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the officers of the Purchaser on its behalf, and assuming that this Agreement is the valid and binding obligation of the Seller, is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (b)  Organization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Purchaser has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the
Purchaser.

           (c)  Capitalization.  The number of authorized, issued and outstanding shares of capital stock of the Purchaser as of the date hereof is as set forth above in the recitals to this Agreement.  The outstanding shares of Purchaser Stock have been duly authorized and validly issued and are fully paid and nonassessable.  In addition, there are currently outstanding options and warrants to purchase an aggregate of 809,043 shares of
Purchaser Stock.  As of the date hereof, the number of shares of Purchaser Stock which the
Purchaser is currently authorized to issue is adequate to permit the Seller to fulfill its obligations hereunder with respect to issuance of shares of Purchaser Stock to the Seller and/or its partners pursuant hereto.  On the Closing Date, the shares of Purchaser Stock issuable to the Seller and/or its partners pursuant to Subsection 1.2(a) will be duly authorized, validly issued, fully paid and nonassessable.

           (d)  Non-Contravention; Consents.  Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will:
(i) violate or conflict with any provision of the certificate of incorporation or bylaws of the
Purchaser; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Purchaser is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation result, in the aggregate, in liability of the Purchaser in excess of Fifty Thousand Dollars
($50,000); (iii) violate or conflict with any other restriction to which the Purchaser is subject or by which any of the property or assets which are material to its business or operation may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Purchaser in excess of Fifty Thousand Dollars ($50,000); or (iv) constitute an event permitting termination of any agreement to which the Purchaser is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the Purchaser's ability to fulfill its obligations hereunder.  No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Purchaser and consummation by the Purchaser of any of the transactions contemplated hereby.

           (e)  Litigation.  There is no action, suit, proceeding or investigation pending against or related to the Purchaser, nor to the best of the Purchaser's knowledge, has the
Purchaser been threatened with any such action, suit, proceeding or investigation, which would restrict the Purchaser's ability to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser.  To the best knowledge of the Purchaser, there are no grounds for or facts, events or circumstances which would form the basis of any such action that would cause or result in any such action, suit, proceeding or investigation or which is probable of assertion.  The Purchaser is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser.

           (f)  Accuracy of Information Furnished; Subsequent Events.  No statement by the Purchaser set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Purchaser pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  The Purchaser has heretofore delivered to the Seller copies of registration statements and public reporting documents filed by the Purchaser with the Commission (the "SEC Documents").  The SEC Documents taken as a whole, fairly represent the business and operations of the Purchaser as of the respective dates thereof and the financial statements set forth therein fairly present the financial position and results of operations of the Purchaser as of and for the respective periods presented.  Since September 30, 1995, to the best knowledge of the Purchaser, no material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser and no event which would materially adversely effect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the
Purchaser has occurred, other than execution of this Agreement, consummation of the transactions contemplated by or disclosed in this Agreement, including the exhibits and schedules hereto, and except as set forth on Schedule 3.2(f) hereto.

           (g)  Compliance with Applicable Law.  The Purchaser has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act
of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition
(financial or otherwise) of the Purchaser or which would subject any officer or director of the Seller to civil or criminal penalties or imprisonment.  The Purchaser has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.
The Purchaser has no knowledge of and has not received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of the Purchaser for penalties or damages or which could subject the Purchaser to any injunction or government writ, order or decree.  To the best knowledge of the
Purchaser, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.

           (h)  Financial Statements.  The Purchaser has heretofore delivered to the
Seller an unaudited interim balance sheet as at September 30, 1995 and an audited balance sheet as at December 31, 1994 (the "Purchaser Balance Sheets") and the related audited statements of operations and cash flows for the two year periods ended December 31, 1993 and December 31, 1994, and unaudited statements of operations and cash flows for the interim period ended September 30, 1995 (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Purchaser Financial Statements")
accompanied by the corresponding relevant opinions and reports of the Purchaser's independent auditors as of the same dates and for the same periods.  The Purchaser
Financial Statements present fairly, in all material respects, the financial position of the
Purchaser as of the respective dates indicated and the operations and cash flows of the
Purchaser for the respective periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

           (i)  Title.  The Purchaser:  (i) holds a valid and enforceable leasehold interest in all real property which it leases (the "Purchaser Leased Real Property"); (ii) owns good and marketable title to all of its assets, including without limitation the assets and properties reflected on the Purchaser Balance Sheets or purchased by the Purchaser after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof.  To the best knowledge of the Purchaser, the Purchaser Leased Real Property is leased free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except:  (A) as stated in the Purchaser Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Purchaser in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Purchaser in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Purchaser
Leased Real Property subject thereto or which do not impair the operations of the
Purchaser or affect the present use of the Purchaser Leased Real Property.  To the best knowledge of the Purchaser, there is no condemnation or eminent domain proceeding pending or threatened against the Purchaser Leased Real Property (or any part thereof).
The Purchaser has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Purchaser
Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor, to the best knowledge of the Purchaser, is there any proceeding pending or threatened which could adversely affect the zoning classification relating to such property or its use by the Purchaser as of the date hereof.  The Purchaser's assets, including without limitation the assets reflected on the Purchaser Balance Sheets or purchased by the
Purchaser after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except:  (A) as stated in the Purchaser Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Purchaser in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Purchaser in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of its assets or which do not impair its business or operations of the
Purchaser in any material respect or affect the present use of the Assets in any material respect.  The Purchaser has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of its assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or threatened which could adversely affect its assets, including without limitation, any asset owned or used by the Purchaser as of the date hereof.



           (j)  Condition of Purchaser Assets.  The Purchaser Real Property Leases
and all other documents and agreements pursuant to which the Purchaser has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  All rights-of-way, easements, licenses, permits and authorizations related to the location or operation of its business are in good standing and are valid and enforceable in all respects in accordance with their respective terms.  There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default, which could:  (i) have a material adverse effect on its business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser; or (ii) materially adversely affect its use of the Purchaser Leased Real Property or the title to its assets.  The
Purchaser is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Purchaser Leased Real Property and its assets, except where the failure to comply would not have a material adverse effect on its business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser.  The
Purchaser's use of any improvements for the purposes for which any of the Purchaser
Leased Real Property and its assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order.  The Purchaser possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the
Purchaser with respect to the Purchaser's operation and maintenance of the Purchaser
Leased Real Property and its assets for all uses for which such property is and assets are operated or used by the Purchaser as of the date hereof, except where the failure to do so would not have a material adverse effect on its business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser.  All of the
Purchaser Leased Real Property and all of its other assets (whether owned or leased by the
Purchaser) are in good operating condition and repair, subject to normal wear and use, and each such item is usable in a manner consistent with current use by the Purchaser.

           (k)  Purchaser Inventory.  The Purchaser has delivered the Purchaser
Balance Sheets which accurately, correctly and completely set forth the value of the
Purchaser's inventory (the "Purchaser Inventory") at the respective dates thereof.  The
Purchaser Inventory consists only of items in current product lines or items which are used in the production or distribution thereof.  All items in the Purchaser Inventory are of a quality and quantity usable or saleable in the ordinary course of business and are not obsolete, defective or damaged in any way.  The Purchaser Inventory is valued on the books of the Purchaser and is reflected on such Purchaser Balance Sheets in accordance with generally accepted accounting principles consistently applied.

           (l)  Purchaser Accounts Receivable.  The Purchaser has delivered the
Purchaser Balance Sheets which accurately, correctly and completely reflect the aggregate amount of its accounts receivable (the "Purchaser Accounts Receivable") at the respective dates thereof.  There have been no material changes in the Purchaser Accounts Receivable since such date other than those incurred in the ordinary course of the conduct of the
Purchaser's business consistent with past practices.  All of the Purchaser Accounts
Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.  The Purchaser Accounts Receivable have:  (i) been collected; (ii) are collectible in the ordinary course of business; or (iii) have been adequately reserved for in accordance with generally accepted accounting principles consistently applied.  Except as previously disclosed in writing to the Seller, there is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any
Purchaser Account Receivable.

           (m)  Purchaser Accounts Payable.  The Purchaser has delivered the
Purchaser Balance Sheets which accurately, correctly and completely reflect the aggregate amount of the Purchaser's accounts payable (the "Purchaser Accounts Payable") at the respective dates thereof.  There have been no material changes in the Purchaser Accounts
Payable since such date other than those incurred in the ordinary course of the conduct of the Purchaser's business consistent with past practices.  All of the Purchaser Accounts
Payable are current (within 30 days), arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the Purchaser, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.

           (n)  Absence of Undisclosed Liabilities.  Other than as set forth on the
Purchaser Balance Sheets, the Purchaser has not had and does not have any indebtedness, loss or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Purchaser's assets or its business, or the operations, prospects, earnings or condition (financial or otherwise) of the Purchaser.

           (o)  Absence of Certain Changes or Events.  Except as previously disclosed in writing to the Seller and except as expressly set forth in this Agreement, the Purchaser has not, since September 30, 1995:

                (i)   amended its certificate of incorporation (the "Purchaser
Certificate of Incorporation") or its bylaws (the "Purchaser Bylaws");
                (ii)  made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Purchaser;

                (iii) entered into any material transaction in any way inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                (iv)  incurred any damage, destruction or any other loss to any of its assets or Purchaser Leased Real Property in an aggregate amount exceeding Fifty Thousand
Dollars ($50,000) whether or not covered by insurance;

                (v)   suffered any loss and, the Purchaser has not become aware of any intention on the part of any customer, dealer, vendor or supplier to discontinue its current relationship with the Purchaser, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on its business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser;

                (vi)  modified, amended or altered any contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on Purchaser's business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the
Purchaser;

                (vii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Purchaser;

                (viii)experienced any material adverse change in Purchaser's business or its assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser or experienced or have knowledge of any event which could have a material adverse effect on the Purchaser's business or its assets, or the operations, earnings, or condition (financial or otherwise) of the Purchaser;

                (ix)  made any distribution of its securities other than as previously disclosed to the Seller;

                (x)   granted, conveyed, transferred, assigned or made any sale of
Purchaser Accounts Receivable or any accrual of liabilities outside of the ordinary course of business of the Purchaser;

                (xi)  purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets, except in the ordinary course of business of the Purchaser;
                (xii) increased the rate of compensation payable or to become payable to the employees of the Purchaser, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation; or

                (xv)  changed any accounting principle, procedure or practice followed by the Purchaser or changed the method of applying such principle, procedure or practice.

           (p)  Agreements.  Copies of all contracts, agreements and other instruments material to Purchaser's business, including without limitation, those to which the Purchaser is a party and those by which any of its assets are bound, have heretofore been delivered or made available by the Purchaser to the Seller.  Other than as previously disclosed to the
Seller in writing, there is no contract or agreement to which the Purchaser is a party or which affects its assets or which is material to its business.  Except as otherwise previously disclosed to the Seller in writing or set forth on the schedules hereto, the Purchaser is not a party to or bound by, nor are any of its assets subject to, any material written or oral agreement, including without limitation, the following:

                (i)   any agreement which has not been entered into or received by the Purchaser in the ordinary course of business or which is not consistent with the prior practice of the Purchaser;

                (ii)  any agreement which involves the purchase or sale of goods or payment by or to the Purchaser for services rendered with a value in excess of Fifty
Thousand Dollars ($50,000) which is not cancelable within thirty (30) days of the Closing
Date by the Purchaser upon notice given on or prior to the Closing Date;

                (iii) any agreement for the employment of any officer or director or former officer or director (other than, with respect to any officer or director, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date in an aggregate amount exceeding Fifty Thousand Dollars ($50,000);

                (iv) any mortgage, deed of trust or other form of secured indebtedness for borrowed money;

                (v)   any debentures, indentures, notes or installment obligations, the unpaid balance of which exceeds Fifty Thousand Dollars ($50,000) in the aggregate, or other instruments for or relating to any unsecured borrowing of money by the Purchaser, the unpaid balance of which exceeds Fifty Thousand Dollars ($50,000) in the aggregate;

                (vi)  any guaranty of any obligation of any person or party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                (vii) any agreement or arrangement for the sale or lease of any of the
Purchaser's assets having a book value in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

                (viii)any agreement or agreements pursuant to which the Purchaser is or may be obligated to make any payments, contingent or otherwise, in excess of Fifty
Thousand Dollars ($50,000) in the aggregate, resulting from or arising out of the prior
      acquisition of any business, or of all or substantially all of the assets of any company or any division thereof;

                (ix)  any agreement with any labor union;

                (x)   any agreement, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment agreements, purchase orders, sales orders, mortgages and security agreements, to which the
Purchaser is a party and which:  (A) contains a grant or other transfer by the Purchaser, whether present, retroactive, prospective, or contingent, of any rights in any intellectual property, whether or not such intellectual property was in existence at the time such agreement was made; or (B) contains a promise made by the Purchaser to pay any consideration, lump sum, royalty or other payment with respect to the acquisition, license or use of any rights in any intellectual property without regard to whether such consideration, lump sum, royalty or other payment was ever made or received;

                (xi)  any dealership, franchise or distribution agreement, territory or license agreement or other similar agreement;

                (xii) any agreement with any officer, director or employee of the
Purchaser, the immediate family of any officer, director or employee of the Purchaser, or any affiliate of any of the foregoing;

                (xiii)any unexpired and enforceable agreements for the disposition of Purchaser's assets; or

                (xiv) any other agreement, contract, document or instrument not entered into in the ordinary course of business which is material to Purchaser's business and not excluded by reason of operation of this or any other provision of this Agreement.

      Except as previously disclosed to the Seller in writing, the Purchaser is not, nor to the best knowledge of the Purchaser, is any third party, in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the
Purchaser or, to the best knowledge of the Purchaser, by any third party, under any contract, agreement, document or instrument to which the Purchaser is a party which is material to its business.  Each contract, agreement, document or instrument to which the Purchaser is a party which is material to its business is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (q)  Labor Relations.  There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Purchaser and no such petition has been pending at any time during the two years prior to the date hereof.  There has not been any organizing effort by any union or other group seeking to represent any employees of the Purchaser as its exclusive bargaining agent at any time since inception of the Purchaser.  There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the
Purchaser, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since inception of the Purchaser.  The Purchaser has no knowledge that any executive, key employee or any group of employees of the Purchaser has any plans to terminate his or her employment with the Purchaser.

           (r)  Tax Matters.  The Purchaser is not a member of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986 (previously defined as an "Affiliated Group").  The Purchaser has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all Tax Returns relating to taxes required to be filed by the Internal Revenue Code of 1986 or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any Pre-Closing Tax Period.  The taxable year of the Purchaser for federal and state income and business tax purposes ends on December 31 of each year.  All taxes shown on any Tax Return required to be filed with respect to the Purchaser for any Pre-Closing
Tax Period have been, or will have been, paid or accrued prior to the Closing.  The
Purchaser has heretofore delivered or made available to the Seller all Tax Returns filed on its behalf for the fiscal year ended December 31, 1994.  The Purchaser has fully accrued on its books all taxes for any periods which are not yet due.  No tax liens have been filed, and no material claims have been or are being asserted or proposed, against the Purchaser with respect to any taxes.  No Tax Returns have been audited since inception of the Purchaser by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed
(including interest and penalties) against the Purchaser which have not been paid or accrued, and the Purchaser has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms.  There are no suits, actions, proceedings, claims or investigations now pending against the Purchaser with respect to any taxes.  The Purchaser has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes)
required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the
Purchaser has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices.  The Purchaser does not have any liability for any taxes of any nature whatsoever other than as shown on the Purchaser Balance Sheets (except for liabilities for taxes accruing after the date of the
Purchaser Balance Sheets in the ordinary course of business) and there is no basis for any additional liabilities for taxes for any Pre-Closing Tax Period.  The reserve for accrued but unpaid taxes for the period ending December 31, 1995 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Purchaser for all
Pre-Closing Tax Periods.  The Purchaser has not been, and will not on the Closing Date be, liable for any taxes for which it has not made adequate provision.  The Purchaser does not file any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group.

           (s)  Permits.  The Purchaser holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of its business as currently conducted, except where the failure to do so would not have a material adverse effect on the business or the assets of the Purchaser, or the operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.  All such permits, licenses, orders, and approvals (including, without limitation, approval of the Purchaser Stock subject hereto for listing on the Nasdaq
SmallCap Market) are in full force and effect and no suspension, termination or revocation of any of the foregoing is, to the best knowledge of the Purchaser, threatened.  None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement.  The Purchaser has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to its business, except where the failure to do so would not have a material adverse effect on its business or its assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.  The
Purchaser has no knowledge of nor has it received any notice of violation of any of such rules or regulations which would result in any liability of the Purchaser for penalties or damages or which would subject the Purchaser to any injunction or governmental writ, order or decree.

           (t)  Unlawful Payments.  Neither the Purchaser nor any officer, director employee, agent or representative of the Purchaser has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Purchaser, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

           (u)  Warranties.   Except as required or implied by federal or state law or
as otherwise previously disclosed to the Seller in writing, the Purchaser has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

           (v)  Assets Necessary to Purchaser's Business.  The Purchaser owns and/or leases any and all assets material to the conduct of its business as it is currently being conducted.

           (w)  Agreements with Affiliates.  Except as previously disclosed to the Seller in writing or as otherwise set forth herein or in the schedules hereto, the Purchaser is not a party to any instrument, license, lease or other agreement, written or oral, with any affiliate of the Purchaser.

           (x)  Restrictive Covenants.  The Purchaser is not a party to any agreement, contract or covenant limiting the freedom of the Purchaser to compete in any line of business or with any person or other entity in any geographic region within or outside of the
United States of America.

           (y)  Books and Records.

                (i)   The books of account and other financial records of the
Purchaser are complete and correct and have been maintained in accordance with good business practices.

                (ii)  The Purchaser will provide the Seller prior to the Closing Date access to all books and records referred to above.

      3.3  Survival of Representations and Warranties.  The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the second anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof which has occurred prior to the second anniversary of the
Closing Date shall be given in writing by the nonbreaching party or parties to the breaching party or parties not later than the close of business on the sixtieth day following the second anniversary of the Closing Date; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Seller or the Purchaser relating to taxes, notice shall have been given on or before the close of business on the sixtieth day following the later to occur of:  (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and
(ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.


                              ARTICLE

                               COVENANTS

      4.1  Covenants of the Seller.

           (a)  Notification.  Each of the Seller and GNet shall give prompt notice to the Purchaser of:  (i) any notice or other communication received by the Seller or GNet prior to the Closing Date, relating to a default or an event which, with notice or lapse of time or both would become a default under this Agreement or under any other material contract, agreement or instrument to which the Seller or Worldwide is a party, by which it or any of the Assets are bound or to which it or any of the Assets are subject; (ii) any event which, with notice or lapse of time or both, would cause any warranty or representation of the Seller or GNet under this Agreement to be inaccurate, untrue, incomplete or misleading in any respect; (iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any adverse change in the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of Worldwide.

           (b)  Additional Financial Statements.  Upon the Purchaser's request, prior to and through the Closing Date, the Seller and/or Worldwide, as applicable, shall have furnished to the Purchaser after the end of each calendar month, an unaudited monthly balance sheet and statements of revenues and expenses for the Seller for each month ending after September 30, 1995, which items shall have been attached hereto as Exhibit 4.1(b).

           (c)  Additional Summaries of Accounts and Notes Receivable.  Upon the
Purchaser's request, prior to and through the Closing Date, the Seller and/or Worldwide, as applicable, shall deliver to the Purchaser after the end of each calendar month, a summary of all Accounts Receivable (including a complete aging, in such form as may be requested by the Purchaser) as of the end of each such calendar month for each month ending after September 30, 1995, which items shall have been attached hereto as Exhibit
4.1(c).

           (d)  Additional Summaries of Accounts Payable.  Upon the Purchaser's
request, prior to and through the Closing Date, the Seller and/or Worldwide, as applicable, shall deliver to the Purchaser after the end of each calendar month, a summary of all
Accounts Payable (including a complete aging, in such form as may be requested by the
Purchaser) as of the end of each such calendar month for each month ending after
September 30, 1995, which items shall have been attached hereto as Exhibit 4.1(d).
           (e)  Additional Summaries of Inventory.  Upon the Purchaser's request, prior to and through the Closing Date, the Seller and/or Worldwide, as applicable, shall deliver to the Purchaser after the end of each calendar month, a summary (prepared consistent with present practices) of all Inventory as of the end of each such calendar month for each month ending after September 30, 1995, which items shall have been attached hereto as Exhibit 4.1(e).

           (f)  Audit.  If requested by the Purchaser, prior to the Closing Date, the
Seller and/or Worldwide (as applicable) shall have submitted to an audit of its books of account and financial records performed by independent certified public accountants (the
"Auditors") selected by the Purchaser and approved by the Seller.  In connection therewith, the Seller shall have made available to the Auditors all of the Seller's books and records, financial or otherwise, which are reasonably requested by the Auditors or are deemed necessary by the Auditors in connection with their conduct of the audit, and shall otherwise cooperate in such audit.

           (g)  Conduct of Business; Certain Covenants.  Prior to and through the
Closing Date, the Seller shall have conducted and operated, and Worldwide shall conduct and operate the Business in accordance with prior business practice and neither of the Seller or Worldwide will, without prior written consent of the Purchaser, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business.  Each of the Seller and Worldwide will use commercially reasonable efforts to preserve intact the Business, the Assets and the operation, organization and relationships with employees, independent contractors, agents, suppliers, customers and others having business dealings with Worldwide.  Prior to and through the Closing Date, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

                (i)   the Seller shall not amend the Certificate of Formation or the
Partnership Agreement;

                (ii) Worldwide shall not amend the Worldwide Certificate of Incorporation or the Worldwide Bylaws;

                (iii) Worldwide shall not issue, sell, grant or contract to issue, sell or grant any shares of its capital stock, notes, bonds, other securities or any option to purchase any of the foregoing;

                (iv)  the Seller shall not cause or permit Worldwide to grant any right or interest or enter into any agreement that would have the effect of granting any right or interest in or to the Business or the Assets;



                (v)   the Seller shall not issue or otherwise grant or enter into any agreement relating to the issuance or grant of any partnership interests or other interests or rights calling for or permitting the issuance, transfer, sale or delivery of a partnership interest;

                (vi)  the Seller shall not make any distribution with respect to any partnership or other interest in the Seller;

                (vii) the Seller shall not issue, transfer, sell or deliver any interest in the Seller;

                (viii)the Seller shall not redeem, repurchase or otherwise acquire for any consideration any outstanding partnership interest in the Seller;

                (ix)  neither the Seller nor Worldwide shall incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Seller or Worldwide has previously disclosed in writing or made available to the Purchaser;

                (x)   except with respect to the defaults listed on the schedules hereto which relate to the timely payment of monies due and owing under any agreements to which the Seller and/or Worldwide is a party, neither the Seller not Worldwide shall permit the occurrence or continuance of any material default under any agreement to which the Seller or Worldwide is a party;

                (xi)  Worldwide shall not make any acquisition of the capital stock or all or substantially all of the assets of any entity;

                (xii) Worldwide shall not enter into any business combination with any other entity or enter into any joint venture arrangement with any third party;

                (xiii)neither the Seller nor Worldwide shall enter into any employment or similar contract with or increase the compensation payable to any employee, except in the ordinary course of business and in a manner consistent with past practices;

                (xiv) neither the Seller nor Worldwide shall alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, subscribers, suppliers or vendors;

                (xv)  neither the Seller nor Worldwide shall adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with past practices or as otherwise contemplated herein;

                (xvi) neither the Seller nor Worldwide shall sell, enter into any contract to sell or grant any option to purchase, any of the Assets, other than in the ordinary course of business;

                (xvii)neither the Seller nor Worldwide shall create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of the Assets other than:

                      (A)  liens existing on the date hereof which the Seller or
Worldwide previously disclosed to the Purchaser in writing or which are otherwise permitted hereby;

                      (B)  any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Seller or Worldwide in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Seller or Worldwide of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Seller or Worldwide which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of the Seller or
Worldwide other than such property or asset hereafter acquired;

                      (C)  any mortgage, pledge, lien or other security interest created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                      (D)  the pledge by Worldwide of any of the Assets as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                      (E)  a banker's lien or right of offset on funds of Worldwide deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of Worldwide's commercial paper in the ordinary course of business;

                      (F)  liens for taxes, assessments and governmental charges or levies imposed upon Worldwide or upon its income or profit, or upon any of its property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                      (G)  liens imposed by law, such as those of carriers,
warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

                (xviii)neither the Seller nor Worldwide shall enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements, which:

                      (A)  contain a grant or other transfer, whether present,
retroactive, prospective or contingent, of any rights in any Intellectual Property; or

                      (B)  contain a promise made to pay any consideration, lump sum, royalty or other payment with respect to the acquisition, practice or use of any rights in any Intellectual Property;

                (xix) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Seller or Worldwide, or the Business or the Assets, including suits and administrative proceedings in the United
States or any foreign country;

                (xx)  file with any federal, state or local governmental agency or regulatory body, any cancellation, reduction, modification, change or amendment of or addition to any schedule of tariffs currently on file with such agency or regulatory body, or file with such governmental agency or regulatory body any schedule of tariffs for services which are not covered by the tariff schedules on file therewith as of the date hereof; or

                (xxi)  take any action that would cause any representation or warranty contained herein to be inaccurate, untrue, incomplete or misleading.

           (h)  Proposals; Other Offers.  Prior to the Closing Date, neither the Seller nor GNet shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of the Worldwide
Stock or the Business or the Assets (except in the ordinary course of business).  Each of the
Seller and GNet shall promptly notify the Purchaser upon its receipt or other knowledge of any such request, inquiry or proposal.  Neither the Seller nor GNet shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Seller or afford access to any of the books, records or other properties of the Seller to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal.

           (i)  Best Efforts and Cooperation; Further Assurances.  Prior to the Closing
Date and thereafter, with the cooperation of Purchaser where appropriate, the Seller and/or
Worldwide, as applicable, shall:

                (i)   promptly comply with all filing requirements which federal, state or local law may impose on the Seller and/or Worldwide with respect to the transactions contemplated by this Agreement;

                (ii)  use its best efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including, without limitation, any landlord or lessor of the Seller and/or Worldwide and any party to whom notification is required to be delivered or from whom any form of consent is required)
which is required to be filed or obtained by the Seller and/or Worldwide in connection with the transactions contemplated by this Agreement;

                (iii) make full and timely payment of all fees and annuities and take all other action appropriate to maintain in full force and effect any and patent, trademark and service mark registrations and applications for registration as set forth in Schedule
3.1(i)(viii) or otherwise owned by controlled by the Seller; and

                (iv)  use its best efforts and take any and all other actions necessary to facilitate or otherwise ensure consummation of:  (A) the private offering by the Purchaser of an aggregate of $1,000,000 in principal amount of 10% Convertible Promissory Notes (the

"Debt Offering"); and (B) the private offering by the Purchaser of its equity securities  (the
"Equity Offering").

           (j)  Access to Additional Agreements and Information.  Prior to the Closing
Date, the Seller shall make available or otherwise deliver to the Purchaser any and all agreements, contracts, documents and other instruments material to the Business, including without limitation, those to which the Seller is a party and those by which any of the Assets are bound and including without limitation, any and all materials relating to the Intellectual
Property referred to in Subsection 3.1(i)(iii), the agreements set forth in Subsection 3.1(t), the consents and waivers referred to in Subsection 3.1(u), the insurance materials referred to in Subsection 3.1(w), the Tax Returns set forth in Subsection 3.1(x), the licenses and permits referred to in Subsection 3.1(aa), any documents relating to the loans referred to in Subsection 3.1(gg), the invoices, purchase orders or other similar documents pertaining to the Seller's subscribers set forth in Subsection 3.1(ff), and any materials relating to the
Seller's bank accounts and credit facilities referred to in Subsection 3.1(ii).

      4.2  Covenants of Purchaser.

           (a)  Notice of Defaults.  The Purchaser shall give prompt notice to the
Seller of:  (i) any notice or other communication relating to a default hereunder or event which, with notice or lapse of time or both, would become a default hereunder, received by the Purchaser prior to the Closing Date, or under any material contract, agreement or instrument to which the Purchaser is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject which would prevent the consummation of the transactions contemplated hereby; (ii) any event which, with notice or lapse of time or both, would cause any representation or warranty of the Purchaser under this Agreement to be inaccurate or misleading in any respect; (iii) any notice or other communication by any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any adverse change in the business, assets, operations, earnings, prospects or conditions
(financial or otherwise) of the Purchaser.

           (b)  Third Party Consents.  The Purchaser shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this
Agreement or the consummation of the transactions contemplated hereby.

           (c)  Best Efforts and Cooperation; Further Assurances.  Prior to the Closing
Date and thereafter, with the cooperation of the Seller and Worldwide, the Purchaser shall:

                (i)   promptly comply with all filing requirements which federal, state or local law may impose on the Purchaser with respect to the transactions contemplated by this Agreement; and

                (ii)  use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by the Purchaser in connection with the transactions contemplated by this
Agreement; and

                (iii) use its best efforts and take any and all other actions necessary to facilitate or otherwise ensure consummation of:  (A) the Debt Offering; and (B) the
Equity Offering.

           (d)  Preparation and Filing of Registration Statement.  The Purchaser shall prepare and file or cause to be prepared and filed, as soon as practical after the Closing, the Registration Statement with the Commission relating to the securities subject hereto and shall use its best efforts to cause the same to be declared effective by the Commission as soon as possible thereafter.

           (e)  Additional Financial Statements.  Upon the Seller's request, prior to and through the Closing Date, the Purchaser shall have furnished to the Seller after the end of each calendar month, an unaudited monthly balance sheet and statements of operations and cash flows for the Purchaser for each month ending after September 30, 1995, which items shall have been attached hereto as Exhibit 4.2(e).

           (f)  Conduct of Business; Certain Covenants.  Prior to and through the
Closing Date, the Purchaser shall have conducted and operated, its business in accordance with prior business practice and the Purchaser will not, without prior written consent of the
Seller, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business.  The Purchaser will use commercially reasonable efforts to preserve intact its business, assets and the operation, organization and relationships with employees, independent contractors, agents, suppliers, customers and others having business dealings with the Purchaser.  Prior to and through the
Closing Date, without the prior written consent of the Seller, which consent shall not be unreasonably withheld, the Purchaser shall not:

                (i) amend the Purchaser Certificate of Incorporation or the Purchaser Bylaws;

                (ii)   issue, sell, grant or contract to issue, sell or grant any shares of its capital stock, notes, bonds, other securities or any option to purchase any of the foregoing;

                (iii) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Purchaser has previously disclosed in writing or made available to the Seller;

                (iv)   enter into any business combination with any other entity or enter into any joint venture arrangement with any third party;

                (v)   alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, subscribers, suppliers or vendors;

                (vi) adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with past practices or as otherwise contemplated herein;

                (vii) sell, enter into any contract to sell or grant any option to purchase, any of its assets, other than in the ordinary course of business;

                (viii)redeem, repurchase or otherwise acquire for any consideration any of its outstanding securities;

                (ix)  issue, transfer, sell or deliver any shares of its capital stock or any securities convertible into or exchangeable for such capital stock, other than as contemplated by the private placement memorandum relating to the Debt Offering;

                (x)   create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of its assets other than:

                      (A)  liens existing on the date hereof which the Purchaser previously disclosed to the Seller in writing or which are otherwise permitted hereby;

                      (B)  any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Purchaser in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Purchaser of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the
Purchaser which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of the Purchaser other than such property or asset hereafter acquired;
                      (C)  any mortgage, pledge, lien or other security interest created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                      (D)  the pledge by the Purchaser of any of its assets as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                      (E)  a banker's lien or right of offset on funds of the Purchaser deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of the Purchaser's commercial paper in the ordinary course of business;

                      (F)  liens for taxes, assessments and governmental charges or levies imposed upon the Purchaser or upon its income or profit, or upon any of its property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                      (G)  liens imposed by law, such as those of carriers,
warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

                (xi)  except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Purchaser or its business or assets, including suits and administrative proceedings in the United States or any foreign country;

                (xii) file with any federal, state or local governmental agency or regulatory body, any cancellation, reduction, modification, change or amendment of or addition to any schedule of tariffs currently on file with such agency or regulatory body, or file with such governmental agency or regulatory body any schedule of tariffs for services which are not covered by the tariff schedules on file therewith as of the date hereof;

                (xiii) take any action that would cause any representation or warranty contained herein to be inaccurate, untrue, incomplete or misleading;

                (xiv) permit the occurrence or continuance of any material default under any agreements to which the Company is a party;

                (xv)  make any acquisition of the capital stock or all or substantially all of the assets of any entity, other than as contemplated by the private placement memorandum relating to the Debt Offering; or

                (xvi) enter into any employment or similar contract with or increase the compensation payable to any employee, except in the ordinary course of business and in a manner consistent with past practices.

           (g)  Access to Additional Agreements and Information.  Prior to the Closing
Date, the Purchaser shall make available or otherwise deliver to the Seller any and all agreements, contracts, documents and other instruments material to its business, including without limitation, those to which the Purchaser is a party and those by which any of its assets
 are bound.

           (h)  Use of Proceeds from Debt Offering.  The Purchaser hereby agrees to use the proceeds from the Debt Offering substantially in conformity with the description of the application of such proceeds as set forth in the private placement memorandum relating to the Debt Offering.




      4.3  Governmental Filings and Consents.  The Seller and the Purchaser shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the Business or the transactions contemplated by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

      4.4  Publicity.  The Seller and the Purchaser will consult with each other party hereto prior to making, releasing or otherwise disseminating any public announcements with respect to the transactions contemplated by this Agreement.  Any public announcements permitted hereunder shall be made only at such time and in such manner as the Seller and the Purchaser shall mutually agree, except that any party hereto shall be free to make such public announcements as it shall reasonably deem necessary to comply with federal or state laws, provided that such announcement is simultaneously delivered to the other parties hereto.

      4.5  Purchaser's Right to Investigate.

           (a)  Obligations of the Seller.  Each of the parties hereto shall afford to the officers and authorized representatives and agents of the other parties, during regular business hours and upon reasonable prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of each of the parties hereto such as to afford such parties the full opportunity to make such investigations as each shall desire or deem appropriate with respect to the affairs of the parties hereto.  Each of the parties hereto shall furnish the other parties with such additional financial and operating data and other information relating to its business and assets, and the operations, earnings, prospects or condition (financial or otherwise) as the parties hereto shall from time to time request.  Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, such parties shall, except as may be otherwise required by applicable law, hold confidential all information obtained pursuant to this Subsection 4.5(a) or otherwise in connection with consummation of the transactions contemplated by this Agreement.  In the event that this Agreement is terminated, each party shall return to the other parties, as appropriate, all of such information as shall be in documentary form.

           (b)  Effectiveness of Representations Notwithstanding Investigation.
Notwithstanding any party's undertaking or conduct of any investigation pursuant hereto, or any party's failure to so investigate, the representations, warranties and agreements of each of the parties hereto shall be operative and effective and shall survive the Closing Date to the extent previously set forth in Section 3.3.  In the event that a party hereto becomes aware or knows prior to the Closing that a representation or warranty made herein by another party hereto is untrue, such party shall express such knowledge by written notice thereof to the party rendering such representation or warranty on or prior to the Closing
Date.  Knowledge on the part of the Purchaser on or prior to the Closing that a representation or warranty of the Seller is untrue or knowledge on the part of the Seller on or prior to the Closing Date that a representation or warranty of the Purchaser is untrue, shall render that specific representation or warranty inoperative and ineffective and such other party shall not have any liability in respect thereof pursuant to Article VI hereof;
provided that, such knowledge is expressed by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date.


                               ARTICLE V

                              CONDITIONS

      5.1  Conditions to Obligations of Purchaser.  The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the
Purchaser to the extent permitted by applicable law:

           (a)  No Material Adverse Change.  Since September 30, 1995, no material adverse change in the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Seller or Worldwide, and no event which would materially and adversely affect the Business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Seller or Worldwide shall have occurred.

           (b)  Opinion of Seller's and Stockholders' Counsel.  The Seller shall have furnished the Purchaser, at the Closing, with an opinion of Parsons Behle & Latimer, counsel to the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(b).

           (c)  Accuracy of Representations and Warranties; Performance of
Covenants. Each of the representations and warranties of the Seller and GNet as set forth in this Agreement was true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date.  The Seller and GNet shall have performed and complied in all respects with all agreements and covenants required by this
Agreement to be performed by the Seller and GNet at or prior to the Closing Date.

           (d)  Delivery of Certificates.  The Seller and GNet shall have delivered to the Purchaser certificates, dated the Closing Date, and signed by:  (i) GNet, as the general partner of the Seller; and (ii) the President of GNet, as an officer of GNet, as an individual party hereto, representing and affirming, as applicable, that the representations and warranties made by each of the Seller and GNet were and are true, correct and complete as required by Subsection 5.1(c) above and the conditions set forth in this Section 5.1 have been satisfied.  The Seller shall also have delivered a certificate signed by an officer of
GNet, with respect to the authority of GNet, as the general partner of the Seller, in executing this Agreement and any documents required to be executed or delivered in connection herewith on behalf of the Seller.  GNet shall also have delivered a certificate signed by the Secretary of GNet with respect to the authority and incumbency of the officers of GNet in executing this Agreement and any documents required to be executed in connection herewith on behalf of GNet, as an individual party hereto.

           (e)  Stock Certificates.  At the Closing, the Seller shall have delivered to the Purchaser certificates representing all of the issued and outstanding shares of Worldwide
Stock, which certificates shall be in the name of the Purchaser or shall be properly endorsed in blank or accompanied by a properly executed stock power.

           (f)  Consents and Waivers.  At the Closing, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(u) above shall have been obtained, except as the same shall have been waived by the Purchaser.

           (g)  Litigation.  On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the
Seller issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Seller or Worldwide.  On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this
Agreement.

           (h)  Delivery of Documents and Other Information.  Prior to the Closing
Date, each of the Seller and Worldwide shall have made available or delivered to the
Purchaser all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

           (i)  Concurrent Transaction.  On or prior to the Closing Date, the Debt
Offering shall have been consummated.

           (j)  Validity of Assignment.  The Assignment shall be: (i) duly and validly executed; (ii) legal and binding upon and enforceable against each of the Seller and
Worldwide; (iii) in conformity with the other statements, representations and warranties set forth herein relating to the Seller, Worldwide, the Business and the Assets; and (iv) free of any terms or conditions which would prohibit consummation of any of the transactions contemplated hereby.


           (k)  Grant of Option.  On or before the Closing Date, Four M International,
Inc. ("Four M"), the holder of an aggregate of 160,000 shares of Preferred Stock previously designated Class A Convertible Preferred Stock (the "Class A Preferred Stock") shall enter into option agreements substantially in the form attached hereto as Exhibit 5.1(k) (the
"Option Agreements") which shall provide for the grant, to the persons and/or entities set forth on Schedule 5.1(k) hereto, of options (the "Options") exercisable (in the respective amounts set forth on Schedule 5.1(k) hereto) to purchase up to an aggregate of 160,000 shares of Class A Preferred Stock (or the 3,915,570 shares of Purchaser Stock issuable upon conversion thereof) at an exercise price equal to the lesser of 200% of the average of the closing bid and asked prices per share of Purchaser Stock as quoted on the Nasdaq
SmallCap Market for the ten (10) business days preceding July 1, 1996 or $1.79 per share.
The Option Agreements shall further provide that in consideration for the grant of the
Options, Four M shall receive an aggregate of $50,000 ($15,000 of which has been paid and the remainder of which is payable in the respective amounts set forth on Schedule 5.1(k)
hereto) on or before July 1, 1996.  The Option Agreements shall also provide that the
Options:  (i) shall not become exercisable prior to July 1, 1996; and (ii) shall expire incrementally on each of December 31, 1996 and December 31, 1997 as set forth on
Schedule 5.1(k) hereto.

           (l)  Assignment of Rights in and to Fax-Link.  On or prior to the Closing
Date, all right, title and interest in and to Fax-Link (including, without limitation, any patent and/or trademark rights currently pending) shall have been transferred to Worldwide.

      5.2  Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Seller to the extent permitted by law:

           (a)  Copies of Resolutions.  At the Closing, the Purchaser shall have furnished the Seller with certified copies of resolutions duly adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the
Purchaser to comply with the terms of this Agreement.

           (b)  Opinion of Purchasers' Counsel.  The Purchaser shall have furnished the Seller, at the Closing, with an opinion of De Martino Finkelstein Rosen & Virga, counsel to the Purchaser, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(b).

           (c)  Accuracy of Representations and Warranties; Performance of
Covenants. Each of the representations and warranties of the Purchaser was true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date.  The Purchaser shall have performed and complied with in all respects all agreements and covenants required by this Agreement to be performed by the Purchaser at or prior to the Closing Date.

           (d)  Delivery of Officers' Certificates.  The Purchaser shall have delivered to the Seller certificates, dated the Closing Date and signed by the President of the
Purchaser, affirming that:  (i) the representations and warranties of the Purchaser as set forth in Section 3.2 of this Agreement and referred to in Subsection 5.2(c) above were and are true, correct and complete as required by Subsection 5.2(c) above; and (ii) the conditions set forth in this Section 5.2 have been satisfied.  The Purchaser shall also have delivered a certificate signed by the Secretary of the Purchaser with respect to the authority and incumbency of the officers of the Purchaser executing this Agreement and any documents required to be executed or delivered in connection therewith.

           (e)  Stock Certificates.  At the Closing, the Purchaser shall have delivered to the Seller (or into escrow pursuant to the Escrow Agreement as previously set forth herein) certificates representing the shares of Purchaser Stock issuable pursuant hereto, which certificates shall be in the name of the Seller or the partners of the Seller (as directed by the Seller and set forth on the schedules hereto).

           (f)  Consents and Waivers.  On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) shall have been obtained, except as the same shall have been waived by the Seller.

           (g)  Litigation.  On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the
Purchaser issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to the Purchaser.  On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this
Agreement.

           (h)  Delivery of Documents and Other Information.  Prior to the Closing
Date, the Purchaser shall have made available or delivered to the Seller all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

           (i)  Concurrent Transaction.  On or prior to the Closing Date, the Debt
Offering shall have been consummated.

           (j)  Board Representation.  Upon Closing, on the Closing Date, the Seller
shall have the right to designate for appointment to the board of directors of the Purchaser
(the "Board of Directors") one candidate to fill any vacancy then existing.  Such designee shall be appointed to and shall serve on the Board of Directors pursuant to the Purchaser
Certificate of Incorporation and Purchaser Bylaws.

           (k)  Employment Agreements.  On or prior to the Closing Date, the
Purchaser shall enter into an employment agreement, substantially in the form attached hereto as Exhibit 5.2(k), with each of Clay Wilkes and Alex Radulovic, employees of the
Seller (the "Employment Agreements").  It is hereby agreed among the parties hereto that the obligations of the Purchaser hereunder may be fulfilled by execution of the Employment
Agreements between the employees above and a wholly-owned subsidiary of the Purchaser formed by the Purchaser for the purpose of acquiring the Assets and operating the Business.

           (l)  Grant of Option.  On or before the Closing Date, Four M shall enter into the Option Agreements.

           (m)  No Material Adverse Change.  Since September 30, 1995, no material adverse change in the business or the assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Purchaser, and no event which would materially and adversely affect the business or the assets, or the operations, earnings, prospects or condition
(financial or otherwise) of the Purchaser shall have occurred.


                              ARTICLE VI

                      INDEMNIFICATION AND CLAIMS

      6.1  Indemnification by the Seller.

           (a)  Subject to Section 3.3 hereof, the Seller and GNet (with respect only to the representations, warranties, covenants, agreements and obligations expressly made or assumed by it) hereby agree, jointly and severally, to indemnify and hold harmless the
Purchaser (the "Indemnified Party") against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred by the Purchaser (all such amounts may hereinafter be referred to as the
"Damages") arising out of:  (i) any misrepresentation or breach of any warranty made by the
Seller or GNet pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Seller or GNet pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Seller or GNet contained in this Agreement which has not been waived by the Purchaser.

           (b)  Subject to Section 3.3 hereof, the Seller and GNet shall be obligated to indemnify the Indemnified Party pursuant to this Section 6.1 with respect to claims for
Damages as to which the Indemnified Party shall have given written notice to the Seller and/or GNet on or before the close of business on the sixtieth day following the second anniversary of the Closing Date.  The Seller and GNet shall be obligated to indemnify the
Indemnified Party with respect to claims for Damages arising out of any misrepresentation or breach of warranty respectively made by the Seller or GNet relating to taxes as to which the Indemnified Party shall have given notice on or before the close of business on the sixtieth day following the later of:  (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

           (c)  Notwithstanding the indemnification provided pursuant to Subsection
6.1(a) above, no amount shall be payable in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Seller or GNet would be liable, but for operation and application of the provisions of this Section 6.1, exceeds on a cumulative basis Fifty Thousand Dollars
($50,000) and then only to the extent of such excess.

           (d)  In any case where the Seller or GNet have indemnified the Indemnified
Party for any Damages and the Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Seller or GNet, the Indemnified Party shall promptly pay over to the Seller or GNet, as the case may be, the amount so recovered.

      6.2  Claims Against the Indemnified Party.  With respect to claims or demands by third parties, whenever the Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 6.1 hereof, the Indemnified Party shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Seller and/or GNet of such claim or demand and of all relevant facts within its knowledge which relate thereto.  The Seller and/or GNet shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Seller or GNet, as the case may be, and approved by the Purchaser, which approval shall not be unreasonably withheld.  In the event that the Seller or GNet should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Seller and GNet.

      6.3  Right of Offset.  In the event that the Seller or GNet may be required to pay monies in indemnification to the Indemnified Party pursuant to any indemnification provision of this Agreement, the Indemnified Party shall have the right to offset any amounts which are owed to it in indemnification by the Seller or GNet against any amounts which are payable by the Indemnified Party to the Seller or GNet, as the case may be, provided however, that nothing set forth in this Section 6.3 shall relieve the Indemnified
Party of its obligations (subject to reduction for offsets as provided herein) under this
Agreement when due.

      6.4  Indemnification by Purchaser.

           (a)  Subject to Section 3.3 hereof, the Purchaser hereby agrees to indemnify and hold harmless the Seller against and in respect of all damages, claims, losses and expenses (including without limitation, attorneys' fees and disbursements) reasonably incurred by the Seller (all such amounts may hereinafter be referred to as "Seller Damages")
arising out of:  (i) any misrepresentation or breach of any warranty made by the Purchaser pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Purchaser pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Purchaser which has not been waived by the Seller.

           (b)  Subject to Section 3.3 hereof, the Purchaser shall be obligated to indemnify the Seller pursuant to this Section 6.4 only with respect to claims for Seller
Damages as to which the Seller shall have given written notice to the Purchaser on or before the close of business on the sixtieth day following the second anniversary of the
Closing Date.  The Purchaser shall be obligated to indemnify the Indemnified Party with respect to claims for Damages arising out of any misrepresentation or breach of warranty respectively made by the Purchaser relating to taxes as to which the Indemnified Party shall have given notice on or before the close of business on the sixtieth day following the later of:  (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

           (c)  Notwithstanding the indemnification provided pursuant to Subsection
6.4(a) above, no amount shall be payable by the Purchaser in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Seller Damages in respect of which the Purchaser would be liable, but for operation and application of the provisions of this Subsection 6.4, exceeds on a cumulative basis Fifty Thousand Dollars
($50,000) and then only to the extent of such excess.

           (d)  In any case where the Purchaser has indemnified the Seller for any
Seller Damages and the Seller recovers from third parties all or any part of the amount so indemnified by the Purchaser, the Seller shall promptly reimburse to the Purchaser the amount paid by the Purchaser to the Seller up to the amount so recovered.

      6.5  Claims Against the Seller.  With respect to claims or demands by third parties, whenever the Seller shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section
6.4 hereof, the Seller shall as soon as reasonably possible and in any event within thirty (30)
days of receipt of such notice, notify the Purchaser of such claim or demand and of all relevant facts within its knowledge which relate thereto.  The Purchaser shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Purchaser and approved by the Seller, which approval shall not be unreasonably withheld.  In the event that the Purchaser should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Seller shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Purchaser.

      6.6  Disclosure Generally.  If and to the extent any information required to be furnished in any schedule is contained in this Agreement or in any schedule attached hereto, such information shall be deemed to be included in all schedules in which the information is required to be included.  The inclusion of any information in any schedule attached hereto shall not be deemed to be an admission or acknowledgement by the Seller, in and of itself, that such information is material to or outside the ordinary course of the business of the Seller.

      6.7  Acknowledgements.  The representations and warranties contained in this
Agreement and made:  (a) by the Seller constitute the sole and exclusive representations and warranties of the Seller to the Purchaser in connection with the transactions contemplated hereby; and (b) by the Purchaser constitute the sole and exclusive representations and warranties of the Purchaser to the Seller to the Purchaser in connection with the transactions contemplated hereby.


                              ARTICLE VII

         TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

      7.1  Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

      7.2  Termination for Failure to Close.  This Agreement may be terminated by the
Purchaser or the Seller if the Closing shall not have occurred by February 15, 1996, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

      7.3  Termination by Operation of Law.  This Agreement may be terminated by the
Purchaser or the Seller if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

      7.4  Termination for Failure to Perform Covenants or Conditions.  This Agreement
may be terminated prior to the Closing Date:

           (a)  by the Purchaser if:  (i) any of the representations and warranties made in this Agreement by the Seller shall not be true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.1 hereof have not been fulfilled by the

Closing Date; (iii) the Seller shall have failed to observe or perform obligations under this
Agreement; or (iv) as otherwise set forth herein; or

           (b)  by the Seller if:  (i) any of the representations and warranties of the
Purchaser shall not be true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled by the Closing Date;
(iii) the Purchaser shall have failed to observe or perform any of its obligations under this
Agreement; or (iv) as otherwise set forth herein.

      7.5  Effect of Termination or Default; Remedies.  In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that, such party is a
Non-Defaulting Party (as defined below).  The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

      7.6  Remedies; Specific Performance.  In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the
Defaulting Party's failure, refusal, default or breach.  In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.



                             ARTICLE VIII

                             MISCELLANEOUS

      8.1  Modification, Amendments and Waiver.  The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

      8.2  Assignment.  Neither the Seller nor the Purchaser shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser may assign all or any portion of its respective rights hereunder, without the prior written consent of the Seller, to any affiliate of the Purchaser (including any wholly-owned subsidiary) or to any lender, bank, financial institution or other entity providing financing to the Purchaser in connection with consummation of the transactions contemplated hereby and the Seller shall execute such documents as are necessary in order to effectuate such assignments.

      8.3  Burden and Benefit.  This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns.  In the event of a default by the Seller of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Purchaser shall be against the
Seller and GNet, as the case may be, and any of the Seller's and GNet's assets; under no circumstances shall any limited partner of the Seller be liable in law or equity for any obligations of the Seller or GNet hereunder.  In the event of a default by the Purchaser of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Seller shall be against the Purchaser and its assets; under no circumstances shall any officer, director, stockholder or affiliate of the Purchaser be liable in law or equity for any obligations of the Purchaser hereunder.

      8.4  Brokers.  The Seller represents and warrants to the Purchaser that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Seller or any other person in connection with this Agreement or any of the transactions contemplated hereby.  The
Purchaser represents and warrants to the Seller that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

      8.5  Entire Agreement.  This Agreement and the exhibits, schedules, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

      8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard, however, to such jurisdiction's principles of conflicts of laws.

      8.7  Notices.  Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                If to the Seller
                or GNet:        GNet Enterprises, Inc., general partner
                                ILINK, Ltd.
                                16207 Braesgate Drive
                                Austin, Texas  78717
                                Attn:  Clay Wilkes, President
                                Facsimile:  (512) 244-9681

                with a copy to: Parsons Behle & Latimer
                                201 South Main, Suite 1800
                                Salt Lake City, Utah  84111
                                Attn:  William Holyoak, Esq.
                                Facsimile:  (801) 536-6111

                If to the Purchaser:Medcross, Inc.
                                3227 Bennet Street, North
                                St. Petersburg, Florida  33713
                                Attn:  Henry Y.L. Toh, President
                                Facsimile:  (813) 521-4249

                with a copy to: De Martino Finkelstein Rosen & Virga
                                1818 N Street, N.W., Suite 400
                                Washington, D.C.  20036
                                Attn:  Ralph V. De Martino, Esq.
                                Facsimile:  (202) 659-1280

or to such other persons or addresses as may be designated in writing by the party to receive such notice.  If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

      8.8  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.



      8.9  Rights Cumulative.  All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law.  Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

      8.10 Severability of Provisions.  The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable.  Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable.  Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      8.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                               * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.

                                ILINK, Ltd., the Seller

                                By:   GNet ENTERPRISES, INC.,
                                         as General Partner

                                      By:/s/ Clay Wilkes
                                           Clay Wilkes, President

                                GNet ENTERPRISES, INC.

                                By:/s/ Clay Wilkes
                                      Clay Wilkes, President

                                MEDCROSS, INC., the Purchaser

                                By:/s/ Henry Y.L. Toh
                                      Henry Y.L. Toh, President
